Filed pursuant to Rule 424(b)(3)
PROSPECTUS	Registration No. 333-289970
ASIA PACIFIC WIRE & CABLE
CORPORATION LIMITED
20,616,227 Common Shares
Issuable Upon the Exercise of Subscription Rights to Purchase Common Shares

Asia Pacific Wire & Cable Corporation Limited (“we”, “us” or “our”) is a holding company incorporated in Bermuda with principal executive offices in Taipei, Taiwan. We conduct our operations through various subsidiaries in Australia, Hong Kong, the People’s Republic of China, Singapore and Thailand.
We are distributing, at no charge to the holders of our Common Shares, non-transferable subscription rights to purchase additional Common Shares, par value $0.01 per share (the “Common Shares”). We refer to one whole share of our Common Shares as a "Common Share". We refer to the offering that is the subject of this prospectus as the rights offering. In the rights offering, you will receive one subscription right for each Common Share that you own as of 5:00 p.m., New York City, NY time ("Eastern Time"), on December 11, 2025, which we refer to as the record date.
Each subscription right entitles the holder to purchase a Common Share at the subscription price of $1.66 per Common Share. We refer to this right as the basic subscription right.
Subscription right holders who fully exercise their basic subscription rights will be entitled to subscribe for additional Common Shares that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right. If an insufficient number of Common Shares are available to satisfy fully the over-subscription requests, then the available Common Shares will be distributed among subscription rights holders who exercised their over-subscription right, based on the procedures set forth herein.
Should shares issuable under the rights offering remain unsubscribed after the offering expiration date and after subscription right holders have exercised their basic and over-subscription rights, we may offer any unsubscribed shares directly to persons other than subscription right holders, to or through agents, underwriters or dealers or through a combination of such methods.
Assuming full exercise of the subscription rights, the proceeds to us from the rights offering would be approximately $33.9 million after deducting costs and expenses related to the rights offering payable by us, estimated at approximately $350,000.
Pacific Electric Wire & Cable Co., Ltd. (“PEWC”), our parent company, a Taiwanese company that beneficially owned approximately 80.96% of our issued and outstanding Common Shares as of December 11, 2025, informed us that it intends to participate in the rights offering by means of a cash investment of at least approximately $27.7 million. If PEWC elects to make that entire investment, it would fully exercise its basic subscription rights, but not exercise any over-subscription rights. However, PEWC's stated intention is non-binding and there is no guarantee or commitment that PEWC will ultimately decide to exercise any or all of its basic subscription rights, or not to exercise any or all of its over-subscription rights.
The subscription rights will expire if they are not exercised before 5:00 p.m., Eastern Time, on January 23, 2026, which we refer to as the expiration date. We reserve the right to extend the expiration date one or more times, but in no event will we extend the rights offering beyond February 23, 2026. Any rights not exercised at or before the expiration date will expire worthless without any payment to the holders of those unexercised rights. None of our Board of Directors, any committee thereof, or our management is making any recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering.
The subscription rights may not be sold or transferred, and will not be listed for trading on any stock exchange or market.
All exercises of subscription rights are irrevocable. We may cancel the rights offering in our sole discretion at any time prior to its expiration, for any reason. If the rights offering is canceled, the subscription agent will return all investment amount payments it has received for the cancelled rights offering, without interest or deduction.
Our Common Shares are listed on the NASDAQ Capital Market under the symbol “APWC”. The last sale price of our Common Shares on NASDAQ on December 17, 2025 was $1.83 per share. The Common Shares to be issued upon exercise of the subscription rights will also be listed for trading on the NASDAQ Capital Markets under the same symbol. As of the close of business on December 11, 2025, there were 20,616,227 Common Shares issued and outstanding.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 15 and under similar headings in the other documents that are incorporated by reference into this prospectus to read about factors you should consider before deciding whether to exercise your subscription rights, including regarding our subsidiaries that are formed under the laws of, and operate in, the People’s Republic of China.
This is not an underwritten offering. The subscription rights are being offered directly by us without the services of an underwriter, dealer, manager or selling agent. There is no minimum subscription amount required to consummate the rights offering.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is December 18, 2025

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our common stock, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Information Incorporated by Reference” and “Where You Can Find Additional Information.”
You should rely only on the information provided in this prospectus, as well as the additional information described under “Information Incorporated By Reference” on page 67 of this prospectus. We have not authorized anyone to provide you with additional or different information.
You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the time of delivery of this prospectus, nor any exercise of the subscription rights, nor delivery of Common Shares pursuant to this rights offering and prospectus, shall under any circumstances create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. You should read carefully the entirety of this prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.
This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. For investors outside of the United States, we have not done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
This prospectus includes statistical, market, and industry data and forecasts, which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity and market size, is based on information from such sources, on assumptions that we have made based on those data and other similar sources and on our knowledge of the markets for our products and services. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In the absence of reliable data, the market position, market opportunity and market size information included in this prospectus is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
Unless the context otherwise indicates or requires, all references to:
•the terms “Registrant”, “we,” “us,” “our,” and “APWC” refer to Asia Pacific Wire & Cable Corporation Limited, a holding company incorporated in Bermuda with principal executive offices in Taipei, Taiwan.
•the terms “our Company,” “our business” and “our operations” refer to APWC together with our operating subsidiaries.
•the terms “dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America (the "U.S." or "United States").

Summary Risk Factors
Investing in our Common Shares involves risks. Before making a decision to invest in any of our securities, you should carefully consider the risk factors discussed under “Risk Factors” in this prospectus. These risks could materially and adversely impact our business, results of operations, financial condition and future prospects, which could cause the trading price of our Common Shares to decline and could result in a loss of your investment. Among these important risks are the following:
Risks Related to the Rights Offering and Common Shares (for a more detailed discussion, see “Risk Factors—Risks Related to the Rights Offering” and “Risk Factors—Risks Related to the Common Shares and APWC” )
•The market price of our Common Shares may decline before or after the subscription rights expire;
•The rights offering may cause the price of our Common Shares to decrease and you may be able to purchase our Common Shares on the open market at a price below the subscription price;
•If you do not exercise your subscription rights in full in the rights offering, you will suffer significant dilution in your percentage ownership of us, and if only our controlling shareholder exercises its subscription rights, our controlling shareholder will significantly increase its ownership in us;
•We reserve the right to amend, modify, cancel, terminate, or extend the rights offering at any time prior to the expiration of the subscription period;
•The subscription price determined for the rights offering may not be indicative of the fair value of our Common Shares;
•You may not revoke your exercise of your subscription rights;
•The subscription rights are non-transferable, and thus there will be no market for them;
•You may not receive all of the shares you subscribe for pursuant to the over-subscription right;
•You will not be able to sell or transfer the Common Shares that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the rights offering;
•We may be treated as a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to shareholders of our ordinary shares and warrants, who are deemed to be "U.S. Holders" as defined in the "Material Tax Considerations" section herein;
•Because we do not have a standby purchase agreement, backstop commitment or similar arrangement in connection with the rights offering, the net proceeds we receive from the offering may be less than we intend;
•If we terminate the rights offering, neither we, nor the subscription agent, will have any obligation to you except to promptly return your investment amount payments;
•The Common Shares may be delisted from Nasdaq, which could affect their market price and liquidity;
•Our Common Shares have a limited public float, and are subject to price volatility, which could adversely affect the liquidity of our Common Shares and our prevailing market price. The sale, or offer to sell, of a substantial number of our Common Shares by our existing shareholders could cause the market price to fall;
•APWC is incorporated in Bermuda, and investors may face limited recourse and enforceability against it and its directors and officers as compared to corporations incorporated in the U.S.; and
•Control of APWC rests with its majority shareholder, and we rely on Nasdaq’s controlled company and foreign private issuer exemptions, all of which could materially and adversely affect our corporate governance. As a foreign private issuer, there is less publicly available information concerning us than there would be if we were a U.S. public company.

Risks Related to our Business (for a more detailed discussion, see “Risk Factors—Risks Related to our Business”)
•Significant volatility in copper prices could be detrimental to our profitability;
•The markets in which our Company operate are highly competitive and may be affected by competition with State-Owned Enterprises ("SOEs"), and we cannot guarantee we will have the available capital to make necessary capital expenditures;
•Our business is subject to competition from other transmission technologies, principally wireless-based technologies, which could reduce demand and sales of our products;
•PEWC may not perform its obligations under the Composite Services Agreement;
•Our Company operates in highly concentrated markets, and the loss of individual customers in such markets could have a material adverse impact on our position in that market as a whole;
•Our business could be harmed if we fail to attract and retain qualified personnel;
•We are subject to certain environmental protection laws and regulations governing our operations;
•Information systems failure or cybersecurity breaches could have a material adverse effect on our Company; and
•Our multinational operations and structure subject us to potentially adverse tax consequences.
Risks Related to our Financial Activities (for a more detailed discussion, see “Risk Factors—Risks Related to our Financial Activities”)
•Restrictive covenants and default provisions in our existing debt agreements may materially restrict our operations as well as adversely affect our liquidity and results of operations; and
•We are exposed to foreign exchange rate risk.
Risks Related to the Regions in which We Operate (for a more detailed discussion, see “Risk Factors—Risks Relating to the Regions in which We Operate”)
•The performance of the Company’s Thai operations is affected by the political and economic situation in Thailand;
•The legal system of the People’s Republic of China (“PRC”) may limit the Company’s remedies, impacting our subsidiaries’ ability to enforce agreements in the PRC with third parties;
•The enforcement of laws, rules and regulations in the PRC can change quickly with little advance notice. Uncertainties exist with respect to the interpretation and implementation of the PRC’s Foreign Investment Law, Data Security Law, Personal Information Protection Law and Anti-Monopoly Law, among others, and any change in government interpretation or enforcement could implicate our PRC subsidiaries and have a material adverse effect on our Company;
•The PRC government’s control of currency conversion and expatriation of funds may adversely affect our liquidity;
•PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries;
•Political or social instability, including tensions between PRC and Taiwan, may materially adversely affect our Company's business, financial condition, and results of operations; and
•PRC SOEs have competitive advantages and our business and operations may be materially and adversely affected in the event we must compete with such SOEs.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING
The following are examples of what we anticipate may be common questions about the rights offering. The answers are based on selected information from this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks relating to the rights offering, our Common Shares, and our business.
Exercising the subscription rights and investing in our Common Shares involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 15 of this prospectus and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your subscription rights.
What is a rights offering?
A rights offering is a distribution of subscription rights on a pro rata basis to all existing shareholders of a company to buy a proportional number of additional securities at a given price. We are distributing, at no charge to the holders of our Common Shares, non-transferable subscription rights to purchase additional Common Shares. In the rights offering, you will receive one subscription right for each Common Share that you own as of 5:00 p.m., Eastern Time, on December 11, 2025, which we refer to as the record date. Each subscription right carries with it a basic subscription right and an over-subscription right. The basic subscription right and over-subscription right will be evidenced by a subscription rights certificate, which may be a physical certificate but will more likely be an electronic instrument issued through the facilities of the Depository Trust Company, or DTC.
Why are we undertaking the rights offering, and how will we use the proceeds from the rights offering?
The Company is undertaking this rights offering to raise capital for investments in new production capacity and product offerings. The Company identifies opportunities to expand its business as a part of global supply chain re-alignment by leveraging its manufacturing sites in different geographical locations. This rights offering represents the first of potentially multiple funding rounds to raise capital to achieve the strategic goals. The Company will continue to evaluate different combinations of equity and debt financing to ensure optimal capital structure and cost-efficiency.
For a more detailed discussion, see section “Use of Proceeds” in this prospectus. Based on the information and analyses regarding the rights offering prepared by management, and the recommendation of management that the rights offering is in the best interests of the Company in light of the information available to management, and the additional information and documentation reviewed by our Board of Directors ("Board" or "BOD"), our Board approved the rights offering and determined that the rights offering is in the best interests of the Registrant and its shareholders. However, our Board is not making any recommendation regarding your exercise of your subscription rights.
How much money will APWC raise as a result of the rights offering?
We estimate that the net proceeds from the rights offering will be approximately $33.9 million (assuming full exercise of the subscription rights), after deducting costs and expenses related to the rights offering payable by us, estimated at approximately $350,000.
What is the basic subscription right?
Each subscription right entitles the holder to purchase a Common Share at the subscription price of $1.66 per Common Share. We refer to this right as the basic subscription right. The basic subscription right entitles the holder to purchase whole shares only and there is no right to purchase fractional shares.

What is the over-subscription right?
We do not expect all of our shareholders to exercise all of their basic subscription rights. The over-subscription right provides shareholders, that exercise all of such shareholder’s basic subscription rights, the opportunity to purchase the Common Shares that are not purchased by non-exercising shareholders, if any. If you fully exercise your basic subscription right, the over-subscription right entitles you to subscribe for additional Common Shares unclaimed by other holders of subscription rights in the rights offering, at the same subscription price per Common Share. If an insufficient number of unclaimed Common Shares are available to fully satisfy all over-subscription right requests, the available Common Shares will be distributed proportionately among rights holders who exercise their over-subscription right based on the number of Common Shares each rights holder subscribed for under their basic subscription right.
In order to properly exercise your over-subscription right, you must deliver payment for exercise of your over-subscription right before the expiration of the rights offering. Because we will not know the total number of unsubscribed shares before the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares available, assuming that no shareholder other than you has purchased any shares pursuant to such shareholder’s basic subscription right and over-subscription right. The subscription agent will return any excess payments without interest or deduction promptly after the expiration of the subscription period. See “The Rights Offering — Basic Subscription Rights and Over-Subscription Rights” beginning on page 46.
How many shares are issuable in this rights offering?
As of the record date, 20,616,227 Common Shares were issued and outstanding and a maximum of 20,616,227 Common Shares are issuable in this rights offering. The number of Common Shares you would be issued in respect of your basic subscription rights, is determined by the number of basic subscription rights that you, in your sole discretion, choose to exercise. By way of example, if you hold 1,000 basic subscription rights, and you choose to exercise your basic subscription rights in full, you would tender payment of $1,660, based on the subscription price of $1.66 per Common Share, and you would be issued 1,000 Common Shares. Likewise, if you hold 1,000 basic subscription rights and you choose to exercise 500 of those basic rights, you would tender payment of $830, based on the subscription price of $1.66 per Common Share and you would be issued 500 Common Shares.
After the expiration date, should Common Shares issuable under the rights offering remain unsubscribed after subscription right holders have exercised their basic and over-subscription rights, we may offer any unsubscribed shares directly to persons other than subscription right holders, to or through agents, underwriters or dealers or through a combination of such methods.
Who may participate in the rights offering?
Only holders of record of our Common Shares as of the record date are entitled to participate in the rights offering.
May I transfer my subscription rights?
No. The subscription rights may not be sold or transferred, except for being transferable by operation of law. The subscription rights will not be traded on the NASDAQ Capital Market or any other trading market.
Am I required to exercise all of the subscription rights I receive in the rights offering?
No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of Common Shares you own will not change; however, assuming other holders exercise some or all of their subscription rights, you will own a smaller proportional interest in APWC than if you had timely exercised all or a portion of your subscription rights. If you choose not to exercise your subscription rights or you exercise fewer than all of your subscription rights and other shareholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our Common Shares owned by these other shareholders will increase relative to your ownership percentage, and your voting and other rights in us will likewise be diluted. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription right.
How soon must I act to exercise my subscription rights?
If you received a subscription rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed subscription rights certificate and payment (and your payment must clear) prior to the expiration of the rights offering, which is January 23, 2026, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to the actual expiration of the rights offering, by which you must provide the applicable custodian bank, broker, dealer or other nominee with your instructions to exercise your subscription rights and with payment of your total investment amount. We may, in our sole discretion, extend the rights offering one or more times, but in no event will the expiration date be extended beyond February 23, 2026. We may cancel or amend the rights offering at any time before its expiration. In the event that the rights offering is cancelled, all investment amount payments received will be returned promptly, without interest or deduction.
Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on January 23, 2026 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.
Will the officers, directors and significant shareholders of APWC be exercising their rights?
To the extent they hold Common Shares as of the record date, our directors, executive officers and significant shareholders will be entitled to participate in the rights offering on the same terms and conditions applicable to other rights holders. However, there can be no guarantee that any such holders will participate.
PEWC, which beneficially owned approximately 80.96% of our issued and outstanding Common Shares as of December 11, 2025, informed us that it intends to participate in the rights offering by means of a cash investment of at least approximately $27.7 million. If PEWC elects to make that entire investment, it would fully exercise its basic subscription rights, but not exercise any over-subscription rights. However, PEWC's stated intention is non-binding and there is no guarantee or commitment that PEWC will ultimately decide to exercise any or all of its basic subscription rights, or not to exercise any or all of its over-subscription rights.
While it's possible that PEWC's participation in the rights offering leads to an increase in its percentage beneficial ownership in us, due to some shareholders electing not to exercise their rights in full or in part, APWC and its Board remain committed to widen publicly held shares in the long-term.
What is the recommendation of the board of directors regarding the rights offering?
Neither APWC, nor its Board, nor its management is making, or makes, any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision in consultation with your own advisors as to whether or not you should participate in the rights offering or otherwise invest in our securities and only after considering all of the information included in this prospectus, including the “Risk Factors” section that follows and the information incorporated by reference herein.
Will the subscription rights and the Common Shares that I receive upon exercise of my rights be tradable on the NASDAQ Capital Market?
Our Common Shares are listed on the NASDAQ Capital Market under the ticker symbol “APWC”. We will apply to list the Common Shares issued in the rights offering for trading on the NASDAQ Capital Market. However, the subscription rights may not be sold or transferred except for being transferable by operation of law, and will not be tradable on the NASDAQ Capital Market or any other trading market.

How do I exercise my basic subscription right and over-subscription right?
The basic subscription rights you choose to exercise and the over-subscription rights you choose to exercise are each referred to as an investment amount.
If you are a record holder (meaning you hold our Common Shares in your name and not through a broker, dealer, bank, or other nominee) and you wish to participate in the rights offering, you must deliver a properly completed and signed subscription rights certificate, together with full payment of the investment amount for your basic subscription rights and any over-subscription rights you elect to exercise, to the subscription agent before 5:00 PM, Eastern Time, on  January 23, 2026.
If you are a record holder, in order to properly exercise your over-subscription right, you must: (1) indicate on your subscription rights certificate that you submit with respect to the exercise of the rights issued to you, how many additional rights you are willing to exercise pursuant to your over-subscription right and (2) concurrently deliver full payment of the investment amount related to your over-subscription right at the time you make payment for your basic subscription right. All funds from over-subscription rights that are not honored will be promptly returned to shareholders, without interest or deduction.
If you use the mail, we recommend that you use insured, registered mail, return receipt requested. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents or payment relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.
What should I do if I want to participate in the rights offering but my Common Shares are held in the name of my broker, dealer, bank or other nominee and not in my name?
Beneficial owners of our Common Shares whose shares are held by a nominee, such as a broker, dealer, bank or trustee, rather than in their own name, must contact that nominee to exercise their rights. In that case, the nominee will advise you as to the documents required to be completed, which may include a subscription rights certificate or beneficial holder election form, or the nominee may complete certain forms on behalf of the beneficial owner and arrange for proper payment by one of the methods described above. For further information see “Methods for Exercising Rights”.
If you are a beneficial owner of our Common Shares and hold them through a broker, dealer, bank or other nominee (including a member of the DTC), rather than in your own name, and you wish to exercise your subscription rights, you should contact your nominee to exercise your subscription rights sufficiently in advance of the expiration of the subscription period in order to ensure timely delivery of a subscription rights certificate or beneficial holder election form reflecting your exercise. Your nominee will instruct you as to the proper documents needed to exercise your subscription rights and the proper time and payment of the subscription price. See also “The Rights Offering” beginning on page 43 for more information on exercising your subscription rights.
How do I exercise my rights if I live outside the United States?
The subscription agent will hold the subscription rights certificate for shareholders having addresses outside the United States. To exercise subscription rights, foreign shareholders must notify the subscription agent and timely follow other procedures described in the section entitled “The Rights Offering—Foreign Shareholders.”
Am I required to subscribe in the rights offering?
No. You may exercise any number of your subscription rights, or you may choose not to exercise subscription rights at all.
What happens if I choose not to exercise my subscription rights?
You will retain your current number of Common Shares even if you do not exercise your basic subscription right. However, if you do not exercise your basic subscription right in full, the Common Shares you own as a percentage of our Common Shares issued and outstanding after the rights offering is completed will decrease, and your voting and other rights will be diluted to the extent that other shareholders exercise their basic and over-subscription rights.

Will APWC be requiring a minimum dollar amount of subscriptions to consummate the rights offering?
No. There is no minimum subscription requirement to consummate the rights offering.
Is exercising my subscription rights risky?
Yes. The exercise of your subscription rights (and the resulting ownership of our Common Shares) involves a high degree of risk. Exercising your subscription rights means buying Common Shares and should be considered as carefully as you would consider any other equity investment. You should carefully consider the information under the heading “Risk Factors” and all other information included in this prospectus before deciding to exercise your subscription rights.
After I exercise my subscription rights, can I change my mind and cancel my purchase?
No. Once you send in your subscription rights certificate and payment, you cannot revoke the exercise of either your basic or over-subscription right. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Common Shares at the proposed subscription price. Any rights not exercised at or before the expiration date will expire worthless without any payment to the holders for those unexercised rights.
Can APWC cancel, terminate or amend the rights offering?
Yes. APWC may decide to cancel or terminate the rights offering at any time and for any reason prior to the expiration date for the rights offering. If we cancel or terminate the rights offering, we will issue a press release notifying shareholders of the cancellation or termination, and any money received from subscribing shareholders will be promptly returned, without interest or deduction. We may amend or modify the terms of the rights offering, including the extension of the expiration date of the rights offering.
If the rights offering is not completed, will my investment amount payment be refunded to me?
Yes. The subscription agent will hold all funds it receives in a segregated bank account until the rights offering is completed. If the rights offering is not completed, all investment amount payments received by the subscription agent will be returned promptly, without interest or deduction. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your investment amount payment than if you were a record holder of your shares, because the subscription agent will return payments through the record holder of your shares.
Will I receive interest on any funds I deposit with the subscription agent?
No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the rights offering. If the rights offering is cancelled for any reason, the subscription agent will return this money without interest or deduction, as soon as practicable.
Will I be charged a sales commission or a fee if I exercise my subscription rights?
We will not charge a brokerage commission or a fee to subscription rights holders for exercising their subscription rights. However, if you exercise your subscription rights and/or sell any underlying Common Shares through a broker, dealer, bank or other nominee, you will be responsible for any fees charged by your broker, dealer, bank or other nominee.

What are the U.S. federal income tax consequences of receiving or exercising my subscription rights?
A U.S. holder of Common Shares likely will not recognize any income, gain or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights. You should consult your own tax advisor as to the particular consequences to you of the rights offering. See “Material U.S. Federal Income Tax Considerations.”
What are the Bermuda income tax consequences of receiving or exercising my subscription rights?
A U.S. holder of Common Shares likely will not recognize any income, gain or loss for Bermuda tax purposes in connection with the receipt or exercise of subscription rights. You should consult your own tax advisor as to the particular consequences to you of the rights offering. See “Certain Bermuda Tax Considerations.”
How many Common Shares will be outstanding after the rights offering?
The number of outstanding Common Shares will depend on the level of participation in the rights offering. Assuming full exercise of the subscription rights, the number of Common Shares that will be issuable in the rights offering would be 20,616,227, and the number of Common Shares outstanding immediately after the completion of the rights offering would be 41,232,454.
If I exercise my subscription rights, how will I receive Common Shares in the rights offering?
Our branch transfer agent, Computershare Trust Company, N.A., will credit your account for the number of Common Shares purchased in the rights offering on our shareholder register maintained by it promptly after issuance. Beneficial owners of our Common Shares whose shares are held by a nominee, such as a broker, dealer or bank, rather than in their own name, will have any Common Shares acquired in the rights offering credited to the account of such nominee.
When can I sell the Common Shares I receive upon exercise of the subscription rights?
If you exercise your subscription rights, you will be able to resell the Common Shares purchased by exercising your subscription rights once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of APWC or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, there may be a delay between the expiration date of the rights offering and the time that the shares are issued, due to factors such as the time required to complete all necessary calculations. In addition, we cannot assure you that following the exercise of your subscription rights, you will be able to sell the shares purchased in the rights offering at a price equal to or greater than the subscription price.
To whom should I send my forms and payment?
If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and investment amount payment to that record holder. If you are the record holder, then you should send your subscription documents, subscription rights certificate, and investment amount payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to APWC.

By Registered Certified or Express Mail Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

You, or if applicable, your nominee, are solely responsible for ensuring the subscription agent timely receives your subscription documents, subscription rights certificate, and investment amount payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the rights offering period.
What should I do if I have other questions?
If you have any questions or need further information about the rights offering, please contact our information agent, Georgeson LLC, at 1-888-615-6603 or asiapacificoffer@georgeson.com. For a more complete description of the rights offering, see “The Rights Offering” section of in this prospectus.

PROSPECTUS SUMMARY
This summary highlights selected information about us, the rights offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus, including the “Risk Factors” starting on page 15 of this prospectus, and the documents, including financial statements and related notes, and other information incorporated by reference into this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.
Overview
Asia Pacific Wire & Cable Corporation Limited was incorporated on September 19, 1996 as a Bermuda exempted company limited by shares and incorporated under the Bermuda Companies Act 1981, as amended. The address of APWC’s principal office is Room B, 15th Floor, No. 77, Sec. 2, Dunhua South Road, Taipei, 106, Taiwan, and its telephone number is +886 2-2712-2558. The Company’s registered agent and agent for service of process in the United States is Pacific Holdings Group, located at 2901 Dallas Parkway, Suite 360, Plano, Texas 75093.
APWC is a holding company incorporated in Bermuda with principal executive offices in Taiwan that operates its business through operating subsidiaries. Through our subsidiaries, our Company is principally engaged in the manufacture and distribution (in descending order of sales) of full range of power cable, telecommunications fiber optic cables, electronic and winding wires in Singapore, Australia, Thailand, China and certain other markets in the Asia Pacific region. Our Company also engages in the distribution of certain wire and cable products manufactured by our controlling shareholder, PEWC, and third parties. Our Company also provides project engineering services in supply, delivery and installation of high-voltage cable in power distribution infrastructure projects. Our Company’s major customers include government organizations, electric contracting firms, electrical dealers, and wire and cable factories. In 2024, the Thailand market accounted for approximately 37% of sales, the Rest of World (“ROW”) market (which refers to Australia, Singapore and certain other markets in the Asia Pacific region) accounted for approximately 48% of sales, and the North Asia market (which refers to PRC and Hong Kong) accounted for approximately 15% of sales, as illustrated in the following chart:

APWC has no direct business operations other than its direct and indirect ownership of the capital stock of its subsidiaries and equity investee holdings. APWC has not paid a dividend to holders of our Common Shares since 2018. APWC’s ability to pay any dividends in the future, as well as to meet its other obligations and to fund operations, depends upon the amount of distributions, if any, received from its direct and indirect operating subsidiaries and other holdings and investments. APWC’s operating subsidiaries and other holdings and investments, from time to time, may be subject to restrictions on their ability to make distributions to APWC, including as a result of restrictive covenants contained in loan agreements, restrictions on the conversion of local currency earnings into U.S. dollars or other hard currency, and other regulatory restrictions applicable to the countries in which our subsidiaries are formed and conduct their business. For further discussion of the risks created by these restrictions and limitations, see “Risk Factors-Risks Related to our Financial Activities” and “Risk Factors-Risks Relating to the Regions in which We Operate.”

In Thailand, which is our business’ largest market, APWC has the following subsidiaries:
•Charoong Thai Wire & Cable Public Co. Ltd. (“Charoong Thai”), a public company listed in Thailand that is majority owned by APWC.
•Charoong Thai owns three principal subsidiaries in Thailand, namely Siam Pacific Electric Wire & Cable Co. Ltd., Double D Cable Co. Ltd., and Siam Fiber Optics Co. Ltd.
In North Asia, APWC has four principal subsidiaries:
•Crown Century Holdings Ltd. (“Crown Century”), which is a registered Hong Kong company majority owned by APWC,

•Shanghai Yayang Electric Co., Ltd. (“Shanghai Yayang”), a PRC company that is majority owned by Charoong Thai,
•Pacific Electric Wire and Cable (Shenzhen) Co. Ltd. (“PEWSC”), a PRC company wholly owned by Crown Century, and
•Ningbo Pacific Cable Co., Ltd. (“Ningbo”, collectively with PEWSC and Shanghai Yayang, the “PRC Subsidiaries”), a PRC company wholly owned by Crown Century.
In the ROW, APWC has three principal subsidiaries:
•Sigma Cable Company Pte. Ltd. (“Sigma Cable”), a Singapore entity that is majority owned by APWC,
•Epan Industries Pte. Ltd., a Singapore company that is wholly owned by Sigma Cable, and
•Australia Pacific Electric Cable Pty. Ltd. (“APEC”), an Australian company majority owned by APWC through its ownership in Crown Century and Sigma Cable.
Regarding our Thailand operations, for the years ended December 31, 2024, 2023 and 2022, APWC received dividends in the amount of US$0 million, US$0.3 million and US$0.6 million (respectively, and in each case, after a 10% withholding tax) from Charoong Thai. On May 16, 2025, APWC received a dividend in the amount of US$0.3 million (after a 10% withholding tax, and based on actual currency conversion rates at the time of such dividend) from Charoong Thai. At this time, we do not anticipate any further dividends (or distributions or other transfers) to be paid by Charoong Thai or any of our other subsidiaries in Thailand through December 31, 2025.
Regarding our North Asia operations, for the years ended December 31, 2024, 2023 and 2022, APWC received dividends in the amount of US$1.2 million, US$0 million and US$1.2 million (respectively, and in each case, after a 10% withholding tax) from Crown Century. On March 18, 2025, Crown Century received a dividend in the amount of US $1.3 million from PEWSC. On March 31, 2025, Crown Century paid a dividend of $1.2 million (net of taxes withheld) to APWC. At this time, we do not anticipate any further dividends (or distributions or other transfers) to be paid in 2025 by PEWSC, our other PRC Subsidiaries, or our subsidiaries in North Asia.
Shanghai Yayang, which had previously produced enameled wires, ceased production at the end of October 2019, and has been restructured as a trading company in Shanghai that supplies mainly transformer, motor and coil manufacturers in the eastern part of China. Ningbo is currently a dormant entity. The Company continues to indirectly own the equity of Ningbo, which still holds its government-granted business license. The Company has disposed of all of the buildings and most of the equipment and the land use rights for the property where Ningbo’s operations had been situated.
Regarding our ROW operations, in 2022 APWC received dividends in the amount of US$0.6 million (no withholding tax) from APEC. APEC did not pay a dividend in 2023 or 2024. On January 21, 2025, APWC received a dividend in the amount of US $0.6 million from APEC. The majority of APEC’s dividends are received by APWC through our ownership interest in Crown Century. Sigma Cable did not pay a dividend in 2023 or 2024 .
The Company established a new entity, Asia Pacific New Energy Co. Ltd. (“APNEC”), a Taiwanese company, in Taipei City on October 26, 2018 for a new renewable energy business. APNEC seeks to develop an alternative energy business in Taiwan by availing itself of incentives provided by the Taiwan energy authority for the expansion of “green” energy alternatives. This project remains at a development-stage and APNEC has not generated any revenues to date. As such, we do not anticipate any dividends (or distributions or other transfers) to be paid by APNEC in 2025.
Dividends received from our operating subsidiaries and equity investees may be subjected to withholding taxes. Under the current Singapore corporate tax system, dividends paid by a Singapore resident company are tax exempt, and are not subject to withholding taxes. In Australia, dividends paid to non-residents are exempt from dividend withholding taxes except when dividends are paid out of profit that is not taxed by Australian income tax. In Thailand, dividends paid by a company to any individual or corporate payee overseas are subject to a withholding tax of 10%. Under the Corporate Income Tax Law of the PRC, dividend distribution of profits to a foreign investor are subject to a withholding tax of 10%. There is no withholding tax on dividend distributions from a Hong Kong entity to either residents or non-residents. APWC uses its cash position to pay operating expenses and other obligations of the Company and fund operations. APWC does not anticipate paying any dividends, or otherwise making any distributions or transfers, to holders of our Common Shares in 2025.
The working capital and capital expenditure needs of our operating subsidiaries are primarily funded and met through their own operations and borrowings from banks. APWC does not fund the operations or capital expenditure needs of our subsidiaries on an ordinary course basis. However, our Board has authorized, and may in the future authorize, contributions from time to time to our subsidiaries to support their operations or capital expenditure plans on an as needed basis. There were no contributions from APWC to any of our subsidiaries for the years ended December 31, 2024, 2023, or 2022. At this time, we do not anticipate making any contributions from APWC to any of our subsidiaries for the year ending December 31, 2025.
Selling Restrictions outside the United States
We are not making an offer to sell the securities in the rights offering in any jurisdiction where the offer or sale is not permitted, or where the person making the offer or sale is not qualified to do so, or to any person to whom it is not permitted to make such offer or sale.
For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Information Incorporated by Reference.” Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and online at www.sec.gov and our website at www.apwcc.com. No portion of our website is incorporated by reference into this prospectus.
Recent Developments
Under the terms of our Composite Services Agreement with PEWC, the Company pays a management fee to PEWC in connection with the secondment, or temporary assignment and relocation, of certain PEWC managers to the Company’s operating units. The assigned managers assist the Company in implementing the results of certain research and development conducted by PEWC and made available by PEWC to the Company under the terms of the Composite Services Agreement. The assigned managers also assist the Company in the procurement of raw materials, primarily copper, which is also provided for under the Composite Services Agreement. The amount of such annual management fee was approximately $6,747.54 in 2024. From January 1, 2025 through June 30, 2025, we paid $5,279.24 in management fees to PEWC.
In 2025, the Company anticipates that its principal capital expenditures will include the purchase of new equipment by its subsidiaries to expand production capacity. These expected capital expenditures in 2025 are approximately $0.7 million, which may be adjusted depending on market conditions. The Company intends to pay for these expenditures with funds generated from its operations.
On April 22, 2025, the Board of Directors of Charoong Thai declared a cash dividend distribution to its shareholders in the amount of approximately $0.6 million, $0.3 (as per actual exchange rate) million of which was distributed to APWC as majority shareholder. The dividend was paid on May 16, 2025.
The price of copper on the London Metal Exchange ("LME") price rose from $8,706 per ton on December 31, 2024, to $11,720 per ton as of December 17, 2025. This increase reflected heightened market volatility, driven in part by uncertainty surrounding U.S. trade policy developments, which may have affected the profitability of our business during 2025.
Other than the above events, the Company is not aware of any matter or circumstance that has significantly affected or may significantly affect the operations of the Company, the results of those operations, or the state of affairs of the Company.

THE RIGHTS OFFERING

Rights Being Distributed
We are distributing, at no charge to the holders of our Common Shares, non-transferable subscription rights to purchase additional Common Shares. In the rights offering, you will receive one subscription right for each Common Share that you own as of 5:00 p.m., Eastern Time, on December 11, 2025, which we refer to as the record date. We refer to "Common Share" or "a Common Share" as one whole share of our Common Shares.

Basic Subscription Right
Each subscription right entitles the holder to purchase a Common Share at the subscription price of $1.66 per Common Share, and we refer to this right as the basic subscription right. The basic subscription right entitles the holder to purchase whole shares only and there is no right to purchase fractional shares.

Over-Subscription Right
If you elect to purchase all of the Common Shares available to you pursuant to your basic subscription right, you may also elect to subscribe for additional Common Shares that remain unsubscribed as a result of any other shareholders not exercising their basic subscription rights, which we refer to as the over-subscription right. In honoring over-subscription rights, we will allocate the available Common Shares proportionately by calculating the number of rights a subscriber properly exercised using its basic subscription rights, relative to the number of rights properly exercised using the basic subscription rights by all subscribers who have over-subscribed. We will allocate to you an equivalent proportion of the shares available for over-subscription. We will seek to honor your over-subscription in full, subject to the limitations set forth herein. The exercise of your over-subscription rights may be limited, however, if there are insufficient shares available, so you may be allocated fewer shares than you subscribed for using your over-subscription rights. If the proportionate allocation results in you being allocated a greater number of shares than you subscribed for, then we will allocate to you only that number of shares for which you subscribed. We will allocate the remaining shares, on the basis described above, among all holders exercising the over-subscription right whose over-subscription was not satisfied in the first allocation. This allocation process will be repeated until all over-subscriptions have been satisfied. Fractional shares resulting from the exercise of the over-subscription right will be eliminated by rounding down to the nearest whole share. Payments in respect of over-subscription rights are due at the time payment is made for the basic subscription right. Any excess subscription price payments will be returned, without interest or deduction, promptly after the expiration of the rights offering.

Record Date	5:00 p.m., Eastern Time, on December 11, 2025.

Expiration Date
5:00 p.m., Eastern Time, on January 23, 2026, unless we decide to terminate the rights offering earlier or to extend this date. We refer to the date on which the rights offering will expire as the expiration date. We reserve the right to extend the expiration date one or more times without notice to you, but in no event will we extend the rights offering beyond February 23, 2026. Any rights not exercised at or before the expiration date will expire worthless without any payment to the holders of those unexercised rights.

Use of Proceeds
Assuming full exercise of the subscription rights, the proceeds to us from the rights offering would be approximately $33.9 million, after deducting expenses related to the rights offering payable by us, estimated at approximately $350,000. The proceeds from the offering will be used for general working capital and corporate purposes. See “Use of Proceeds” for additional information.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Capital Market or on any other stock exchange or market.

No Board Recommendation
Our Board makes no recommendation to you about whether you should exercise your subscription rights. You are urged to consult your own financial advisor in order to make an independent investment decision about whether to exercise your subscription rights. Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation	If you exercise any of your basic subscription or over-subscription rights, you will not be permitted to revoke or change the exercise or request a refund of monies paid.

No Fractional Shares	We will not issue fractional Common Shares. If the number of subscription rights you receive would otherwise permit you to purchase a fraction of a share, the number of shares that you may purchase will be rounded down to the nearest whole share, and any excess investment amount payment will be refunded to you promptly, without interest, following the expiration of the rights offering. With respect to Common Shares registered on our shareholder register maintained by our transfer agent, including those held in the name of DTC, such rounding will be made with respect to each record and beneficial shareholder.

Common Shares Outstanding	20,616,227 Common Shares are outstanding as of December 11, 2025.

Common Shares Issuable in the Rights Offering
The maximum number of Common Shares issuable in the rights offering is 20,616,227. The number of Common Shares to be issued will be determinable only after the rights offering expiration date and final review of the subscription rights, whether basic or over-subscription, that were properly exercised with payment delivered prior to the expiration date. After the expiration date, should shares issuable under the rights offering remain unsubscribed, we may offer any unsubscribed shares directly to persons other than subscription right holders, to or through agents, underwriters or dealers or through a combination of such methods.

Taxation
For a discussion of material U.S. federal income tax and Bermuda tax considerations of the receipt and exercise of the subscription rights and the ownership and disposition of new Common Shares, please refer to “Material U.S. Federal Income Tax Considerations” and “Certain Bermuda Tax Considerations” in this prospectus.

Termination, Cancellation and Amendment	We may terminate or cancel the offering in our sole discretion at any time on or before the expiration date for any reason (including, without limitation, a change in the market price of our Common Shares). If the offering is terminated, all rights will expire without value and we will promptly arrange for the refund, without interest or deduction, of all funds received from holders of subscription rights. Any termination or cancellation of the rights offering will be followed as promptly as practicable by an announcement. We may amend or modify the terms of the rights offering, and may extend the expiration date of the rights offering, without prior notice to you.

Procedure for Exercising Rights
To exercise your subscription rights, you must take the following steps:
•If you hold an APWC stock certificate, you must deliver payment and a properly completed and signed subscription rights certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on January 23, 2026. You may deliver the documents and payment by U.S. mail or courier service. If U.S. mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.
•If you are a beneficial owner of shares that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a subscription rights certificate. You should instruct your nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on January 23, 2026.

Issuance of Common Shares	Computershare Trust Company, N.A. will issue electronic certificates representing Common Shares purchased in the rights offering to record holders registered on our shareholder register maintained by it promptly after such date. Beneficial owners of our Common Shares whose shares are held by a nominee will have any Common Shares acquired in the rights offering credited to the account of such nominee on such date.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Interests of PEWC in the Rights Offering
PEWC, which beneficially owned approximately 80.96% of our issued and outstanding Common Shares as of December 11, 2025, informed us that it intends to participate in the rights offering by means of a cash investment of at least approximately $27.7 million. If PEWC elects to make that entire investment, it would fully exercise its basic subscription rights, but not exercise any over-subscription rights. However, PEWC's stated intention is non-binding and there is no guarantee or commitment that PEWC will ultimately decide to exercise any or all of its basic subscription rights, or not to exercise any or all of its over-subscription rights.

Interests of our Executive Officers and Directors in the Rights Offering	Our executive officers and directors may participate in the rights offering at the same subscription price as all other shareholders, but none of our executive officers and directors is obligated to so participate.

Trading	Our Common Shares are listed on the NASDAQ Capital Market under the symbol “APWC”. The Common Shares issued in the rights offering will also be listed for trading on the NASDAQ Capital Market. The subscription rights will not be listed for trading on any trading exchange.

Subscription Agent	Computershare Trust Company, N.A. is the subscription agent for the rights offering.

Information Agent	Georgeson LLC is the information agent for the rights offering. If you have any questions or need further information about the rights offering, please contact the information agent, Georgeson LLC, at 1-888-615-6603 or asiapacificoffer@georgeson.com.
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RISK FACTORS
An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors set forth below, in our annual report on Form 20-F for the fiscal year ended December 31, 2024 (“2024 Annual Report”) filed with the SEC on March 31, 2025 and in our reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.
Risks Related to the Rights Offering
The market price of our Common Shares may decline before or after the rights expire.
The market price of our Common Shares could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including:
•the announcement and completion of the rights offering, which will involve the issuance of additional Common Shares;
•actual or anticipated fluctuations in our results of operations;
•announcements by us, or our competitors, of significant business developments, changes in customer relationships, acquisitions, or expansion plans;
•changes in the prices of our products and services;
•changes in our cost structure due to factors beyond our control, such as price fluctuations of copper;
•our sale of Common Shares or other securities in the future;
•market conditions in our industry;
•changes in key personnel;
•changes in market valuation or earnings of our competitors;
•the trading volume of, and liquidity in, the public float of our Common Shares;
•the level of ownership of our largest shareholder, PEWC, which may increase as a result of the rights offering;
•changes in the estimation of the future size and growth rate of our markets; and
•general economic and market conditions.
We cannot assure you that the market price of our Common Shares will not decline after you elect to exercise your subscription rights. If that occurs, you may have irrevocably committed to buy Common Shares in the rights offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your Common Shares at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the Common Shares that you purchase in the rights offering. Common Shares purchased will be delivered as soon as practicable after expiration of the rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of your subscription rights.

The rights offering may cause the price of our Common Shares to decrease and you may be able to purchase our Common Shares on the open market at a price below the subscription price.
The announcement of the rights offering and the subscription price could result in an immediate decrease in the market price of our Common Shares. This decrease may occur before the expiration of the rights offering or after consummation of the rights offering. However, the market price of our Common Shares could decline at announcement of the rights offering, but increase by the time of the expiration of the rights offering. In addition, although we will endeavor to issue the shares as soon as practicable after expiration of the rights offering and after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued and available to trade. If a decrease in the market price occurs after consummation of the rights offering, your purchase of Common Shares in the rights offering may be at a price greater than the then-prevailing market price. Further, if a substantial number of subscription rights are exercised, and the holders of those Common Shares received upon exercise of those subscription rights choose to sell some or all of those shares, the resulting sales could depress the market price of our Common Shares. Accordingly, you may be able to purchase our Common Shares on the open market at a price below the subscription price. On December 17, 2025, the closing price of our Common Shares as reported on the Nasdaq Capital Market was $1.83.
A significant decrease in the market price of our Common Shares below $1, whether or not related to the rights offering, may lead to non-compliance with Nasdaq Listing Rules.
Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) requires an issuer to maintain a minimum bid price of $1.00 per share. If an issuer's closing bid price stays below $1.00 per share for more than 30 consecutive days, the issuer is not in compliance with the requirement and may receive a written notice from Nasdaq regarding its listing status. The issuer may be eligible for an additional 180-day period to regain compliance if such a request is granted. However, there is no guarantee such a request will be granted or APWC will be eligible for it. At the close December 17, 2025, APWC's Common Share traded at $1.83 and was in compliance with the rule. However, APWC is aware that any unmitigated non-compliance with the requirement, should it occur, may cause its listing on Nasdaq's Capital Market tier to be in question. If a large number of new Common Shares are issued under the rights offering, it is possible that significant fluctuations in the market price could occur. If the market price decreases to a level below the minimum bid price of $1.00, it may impact our continued listing on Nasdaq. As a planned mitigation to this risk, APWC included a proposal for a reverse stock split in its proxy statement for its annual shareholder meeting held on September 9, 2025. This proposal was approved by its shareholders, thereby granting the authority to the Board to effect the reverse stock split in response to significant fluctuations in the market price of the Common Shares. If implemented, the reverse stock split is expected to raise the market price of the Common Shares and provide support for compliance with the Bid Price Rule, though the eventual impact on share price cannot be predicted.
If you do not exercise your subscription rights in full in the rights offering, you will suffer significant dilution in your percentage ownership of the Company.
If you do not exercise any subscription rights in the rights offering, the number of Common Shares that you own will not change, but you will own a smaller proportional interest in APWC after completion of the rights offering, assuming other shareholders exercise some or all of their subscription rights. Our largest holder, PEWC, informed us of its non-binding intent to participate in the rights offering by means of a cash investment of at least approximately $27.7 million. Although there is no guarantee or commitment that PEWC will ultimately decide to exercise any of its rights, if it does, you could suffer significant dilution if you do not exercise your subscription rights. In addition, if you do not exercise your subscription rights in full, your percentage ownership will be materially diluted after completion of the rights offering, assuming other holders exercise some or all of their subscription rights.
If shareholders other than our controlling shareholder fail to exercise their subscription rights in the rights offering, our controlling shareholder will significantly increase its ownership interest in the Company.
PEWC, which beneficially owned approximately 80.96% of our issued and outstanding Common Shares as of December 11 2025, informed us of its non-binding intent to participate in the rights offering by means of a cash investment of at least approximately $27.7 million. If PEWC elects to make that entire investment, it would fully exercise its basic subscription rights, but not exercise any over-subscription rights. Depending on PEWC’s level of participation in the rights offering, PEWC’s participation could result in a significant increase in PEWC’s relative ownership. For example, using the subscription price of $1.66 per share, in the event PEWC participates in the rights offering by fully exercising its basic subscription rights, but not its over-subscription rights, and no other shareholders exercise any of their subscription rights, PEWC would beneficially own approximately 89.48% of our Common Shares as of the closing of the rights offering. And if PEWC elects to fully exercise its over-subscription rights, using the same assumptions and estimates, PEWC would own approximately 90.48% of our Common Shares as of the closing of the rights offering. However, there is no guarantee or commitment that PEWC will ultimately decide to exercise any of its rights, including its basic subscription rights, its over-subscription rights, or any portion thereof.
Sales of a substantial number of our securities by our existing shareholders could cause the price of our Common Shares to fall.
The 80.96% concentration of Common Shares owned by the PEWC group affects the trading volume of, and liquidity in, the public float of our Common Shares. The sale, or offer to sell, a substantial amount of the remaining 19.04% Common Shares by their holders, could cause the market price of our Common Shares to fall, regardless of our business performance. While we are unable to predict the effect such sales may have on the prevailing market price of the Common Shares, a significant drop in market price could have regulatory compliance issues with their continued listing on Nasdaq’s Capital Market tier and could impair our ability to raise capital through the sale of additional equity securities.
We reserve the right to amend, modify, cancel, terminate, or extend the rights offering at any time prior to the expiration of the subscription period. If we cancel the rights offering, neither we nor the subscription agent will have any obligation to you, except to return your investment amount payment.
We reserve the right to amend or modify the terms of the rights offering. The amendments or modifications may be made for any reason and may adversely affect your subscription rights. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation by our shareholders in the rights offering. If we make any fundamental change (such as subscription price or the shares available to purchase pursuant to the basic subscription right) to the terms of the rights offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue subscription refunds to each shareholder subscribing to purchase shares in the rights offering and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date in connection with any post-effective amendment, we will allow holders of subscription rights a reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the rights offering and the new expiration date. We may, in our sole discretion, decide not to continue with the rights offering or amend or cancel the rights offering. If the rights offering is cancelled, all investment amount payments received by the subscription agent will be returned promptly, without interest or deduction. Even if an amendment does not rise to the level that is deemed material and would thus require us to offer to return your investment amount payment, the amendment may nonetheless adversely affect your rights and any prospective return on your investment.
The subscription price determined for the rights offering may not be indicative of the fair value of our Common Shares.
The subscription price is fixed and may, or may not, be at a discount to the market price of our Common Shares at the close of trading on the expiration date of the rights offering. Given the limited trading volume in, and historical price volatility in the market price of, our Common Shares, both the market price and the subscription price may not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, earnings/losses, financial condition or any other established method to measure fair value. The market price of our Common Shares could decline after the rights offering, and you may not be able to sell the Common Shares purchased in the rights offering at a price equal to or greater than the subscription price, or at all.

You may not revoke your exercise of subscription rights and could purchase Common Shares at prices that are above the market price after the expiration date.
Once you exercise your subscription rights, you may not revoke the exercise of those subscription rights. If you exercise your subscription rights and the market price of our Common Shares decreases below the subscription price thereafter, you may be unable to sell Common Shares that you purchase in the rights offering at a price equal to or greater than the subscription price you paid for such shares. Our Common Shares are traded on the Nasdaq Capital Market under the symbol “APWC,” and the closing price of our Common Shares on the Nasdaq Capital Market on December 17, 2025, was $1.83 per share.
If you do not act promptly and follow the subscription instructions, your exercise of rights may be rejected.
Stockholders who desire to purchase Common Shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent at or before 5:00 p.m., Eastern Time, the expiration date of the rights offering, unless extended. If you are a beneficial owner of Common Shares, you must act promptly to ensure that your broker, bank, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent at or before the expiration date of the rights offering. We will not be responsible if your broker, bank, or nominee fails to ensure that all required forms and payments are actually received by the subscription agent at or before the expiration date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering, the subscription agent may, depending on the circumstances, reject your subscription election or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
The subscription rights are non-transferable and there will be no market for them.
You may not sell, transfer or assign your subscription rights to anyone else. We do not intend to list the subscription rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with them.
We may use the proceeds of the rights offering in ways with which you may disagree.
We will have significant discretion in the use of the net proceeds of the rights offering, and it is possible that we may allocate the proceeds differently than investors in the rights offering desire, or that we will fail to maximize our return on these proceeds. You will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. For more information, see the section entitled “Use of Proceeds.”
You may not receive all of the shares you subscribe for pursuant to the over-subscription right.
Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional number of shares through their over-subscription rights. Over-subscription rights will be allocated pro rata among rights holders who over-subscribed, based on the number of basic subscription shares to which they have subscribed. We cannot guarantee that you will receive any shares in respect of your over-subscription rights, should you exercise such rights. If the aggregate subscription price for the prorated number of shares allocated to you in connection with your over-subscription rights is less than your over-subscription investment amount, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest or deduction, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you. If the aggregate subscription price for the prorated number of shares allocated to you in connection with your over-subscription rights exceeds your over-subscription investment amount, then you will only acquire the number of whole shares, rounded down to the nearest whole number, that your over-subscription investment amount will purchase at the subscription price.

In administering the rights offering, we will be relying on statements, representations and other information provided to us by third parties.
In administering the exercising of rights and the prorating of over-subscription rights in the rights offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of rights and other third parties. If these statements or representations are false or inaccurate, it may delay or otherwise negatively affect our or the subscription agent’s ability to administer the rights offering in accordance with the terms and conditions described in this prospectus.
By participating in the rights offering and executing a subscription rights certificate, you are making binding and enforceable representations to APWC.
By signing the subscription rights certificate, or similar forms required by their nominee, and exercising their rights, each shareholder agrees, solely with respect to such shareholder’s exercise of rights in the rights offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of subscription rights, and shares issued pursuant to an exercise of subscription rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.
If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Common Shares in the rights offering.
Any uncertified check used to pay for Common Shares to be issued in the rights offering must clear prior to the expiration date of the rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay the subscription price by uncertified check and your check has not cleared prior to the expiration date of the rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Common Shares you attempted to purchase.
You will not be able to sell or transfer the Common Shares that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the rights offering.
If you exercise your subscription rights, you will not be able to sell or transfer the Common Shares purchased by exercising your subscription rights until your account has been credited with those shares. Moreover, you will have no rights as a shareholder with respect to the shares purchased in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after expiration of the rights offering, and after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued and available to trade. Fluctuations in the market price of our Common Shares may occur between expiration of the rights offering and the time that shares are issued to you.
Because no minimum subscription is required and because we do not have formal commitments from our shareholders for the entire amount we seek to raise pursuant to the rights offering, we cannot assure you of the amount of proceeds that we will receive from the rights offering.
No minimum subscription is required for consummation of the rights offering. While PEWC, our controlling shareholder, informed us of its non-binding intent to participate in the rights offering by means of a cash investment of at least approximately $27.7 million, PEWC has not committed or agreed to do so, and there is no guarantee that PEWC will ultimately decide to exercise any of its rights, including its basic subscription rights and over-subscription rights, or any portion thereof. In addition, it is possible that no other subscription rights will be exercised in connection with the rights offering. As a result, we cannot assure you of the amount of proceeds that we will receive in the rights offering. Therefore, if you exercise all or any portion of your subscription rights, but other shareholders do not, we may not raise the desired amount of capital in the rights offering, the market price of our Common Shares could be adversely impacted and we may find it necessary to pursue alternative means of financing our capital needs, which may be dilutive to your investment.

We may be treated as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ordinary shares and warrants.
In general, we will be treated as a PFIC for any taxable year in which either:
•    at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income; or
•    at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) are attributable to assets that produce, or are held for the production of, passive income.
Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If APWC were determined to be a PFIC, U.S. Holders would be subject to additional U.S. federal income taxes on gain recognized with respect to the Common Shares and on certain distributions. In addition, an interest charge would apply to the portion of the U.S. federal income tax liability on such gains or distributions treated under the PFIC rules as having been deferred by the U.S. Holder. Moreover, dividends that a non-corporate U.S. Holder receives from APWC would not be eligible for reduced U.S. federal income tax rates on dividends if APWC was a PFIC, either in the taxable year of the dividend or the preceding taxable year. If a U.S. Holder owned Common Shares in any taxable year in which APWC was a PFIC, such U.S. Holder generally would be required to file Internal Revenue Service (“IRS”) Form 8621 (or other form specified by the U.S. Department of the Treasury) on an annual basis. APWC will inform U.S. Holders if it believes that it will be classified as a PFIC in any taxable year. See the "Material Tax Considerations" section for more detail, including the definition of "U.S Holders".
Because we do not have a standby purchase agreement, backstop commitment or similar arrangement in connection with the rights offering, the net proceeds we receive from the offering may be less than we intend.
We have currently not entered into any standby purchase agreement, backstop commitment or similar arrangement in connection with the rights offering. We therefore cannot assure you that any of our shareholders will exercise all or any part of their subscription rights. We do not have arrangements under which any investment bank, financial advisor or other entity will be obligated to sell securities not purchased in the rights offering. If rights holders subscribe for fewer shares than anticipated, the net proceeds we receive from the rights offering could be significantly reduced.
We do not know how many shareholders will participate in the rights offering.
We have no agreements or understandings with any persons or entities with respect to their exercise of subscription rights or their participation as an underwriter, broker or dealer in the rights offering. We therefore do not know how many shareholders, if any, will participate in our rights offering. If the rights offering is not otherwise fully subscribed, we may not have the capital necessary to fund our contemplated uses of the net proceeds of the rights offering and might need to look to other sources of funding for these contemplated uses. There is no assurance that these alternative sources will be available and at an acceptable cost.
If we terminate the rights offering, neither we, nor the subscription agent will have any obligation to you except to promptly return your investment amount payments.
We may terminate the rights offering at any time. If we do, neither we, nor the subscription agent will have any obligation to you with respect to subscription rights that you have exercised, other than to promptly return, without interest or deduction, the investment amount payment you delivered to the subscription agent.
Risks Relating to Our Business
Significant volatility in copper prices could be detrimental to our Company’s profitability.
Copper is the principal raw material we use, accounting for a majority of the cost of sales. Our prevailing practice is to purchase copper at prices based on the average prevailing international spot market prices on the LME for copper for the one month prior to purchase. The price of copper is affected by numerous factors beyond our control, including global economic and political conditions, supply and demand, inventory levels maintained by suppliers, potential disruptions in supply of copper resulting from economic sanctions on copper producers and tariffs or import limitations initiated by the U.S., actions of participants in the commodities markets and currency exchange rates. As with other costs of production, changes in the price of copper may affect the Company’s cost of sales. Whether this has a material impact on our operating margins and financial results depends primarily on the Company’s ability to adjust selling prices to its customers, such that increases and decreases in the price of copper are fully reflected in those selling prices and customers continue to place orders. In the cases when we enter into a long-term sales contract at fixed selling prices, rising copper prices could render such contract onerous and our Company would be required to recognize losses from this onerous contract in the income statement. Most of our sales of manufactured products reflect the cost of copper used to manufacture those products at the time the products are ordered. In the ordinary course of business, we maintain inventories of raw materials and finished products reasonably necessary for the conduct of our business. These inventories typically reflect the cost of copper prevailing in the market at the time of purchase. A long-term decrease in the price of copper would require the Company to revalue its inventory at periodic intervals to the then net realizable value, which could be below cost. Copper prices have been subject to considerable volatility, and it is not always possible to manage our copper purchases and inventory so as to neutralize the impact of copper price volatility. In addition, an excessive increase in the price of copper could result in fewer orders from customers or increased cost of sales given agreed sales prices, and negatively impact the Company.
Inflationary price pressures of raw materials or other inputs used by our business could negatively impact the profitability of our business.
Increases in the price of commodities, raw materials, utilities, labor or other inputs that our operations or our Company’s suppliers use in manufacturing and supplying products, components and parts, along with logistics and other related costs, may lead to higher costs for our Company’s products and services. In addition, new laws or regulations adopted in response to climate change concerns could increase energy and transportation costs, as well as the costs of certain raw materials and components. Any increase in the cost of inputs to our Company’s production could lead to higher costs for our Company’s products and could negatively impact our Company’s operating results, future profitability and ability to successfully deliver on our Company’s strategy.
Changes to tax laws and treaties could have an adverse impact on our business, results of operations and financial condition.
The Organisation for Economic Co-operation and Development (“OECD”) and Group of 20 (“G20”) members established an inclusive framework allowing interested countries and jurisdictions to work on an equal footing with OECD and G20 members (the “OECD/G20”). The OECD/G20 Inclusive Framework on Base Erosion and Profit Shifting (“BEPS 2.0”) agreed on a two-pillar solution (“Pillar Two”) to reform international taxation, including a coordinated system of Global Anti-Base Erosion (GloBE) rules (“GloBE Rules”). Pillar Two imposes a minimum effective tax rate of 15 percent on large multinational enterprises (“MNEs”) with annual revenues exceeding €750 million in every jurisdiction in which they operate, and is comprised of two key rules, the GloBe Rules and the treaty based Subject to Tax Rule (“STTR”).
Taiwan
Our parent PEWC's jurisdiction, Taiwan, has not yet fully implemented the Pillar Two rules. However, Taiwan has announced that it will increase the Alternative Minimum Tax (AMT) rate for profit-making enterprises belonging to multinational groups from 12% to 15%, effective from 2025. This adjustment aims to align with the global minimum tax rate and reduce the risk of double taxation.
Bermuda
APWC is incorporated in Bermuda, which enacted the Corporate Income Tax Act 2023 implementing a corporate income tax ("CIT") in line with the OECD’s Pillar Two global minimum tax framework. This tax applies to Bermuda-based entities within MNE groups with annual revenues of at least €750 million. The CIT rate is 15% and will take effect for tax years beginning on or after January 1, 2025.

Implementation Rule for Pillar Two
Domestic Minimum Top-up Tax (DMTT): The DMTT applies to the profits of MNEs that fall below a global minimum tax rate, typically set at 15%. Under this mechanism, if an MNE's effective tax rate in a specific jurisdiction is lower than the minimum threshold, the jurisdiction can impose a top-up tax to bring the effective tax rate up to the minimum level.
Income Inclusion Rule (IIR): The IIR requires the parent entity of an MNE group to pay a "top-up" tax on the income of its subsidiaries if those subsidiaries are subject to an effective tax rate below a certain threshold (typically 15%). This is to prevent profit shifting to jurisdictions where taxes are very low. The rule works by allowing a parent company to include the low-taxed income of its subsidiaries in its own tax base. If the subsidiary is taxed below the minimum threshold, the parent company will be required to pay an additional tax to make up the difference, effectively raising the tax rate on that income to the global minimum.
Undertaxed Profit Rule (UTPR): If a MNE’s profits are subject to a tax rate that is lower than a globally agreed minimum tax rate (usually set at 15% under the OECD's model), the UTPR allows the home country of the MNE group (or another jurisdiction within the group) to "top up" the tax.
While Taiwan is taking steps to align its tax system with international standards by introducing the DMTT, the comprehensive adoption of the Pillar Two rules, including the IIR and UTPR, is pending further assessment and international coordination. The impact of Pillar Two for our Company depends on the parent jurisdiction. If the parent jurisdiction applies the IIR, no top-up tax will be collected from its subsidiaries. However, if the parent jurisdiction does not apply the IIR, the UTPR ensures that the minimum tax is collected in other jurisdictions. The top-up tax does not directly increase tax in the low-taxed jurisdiction, but instead shifts the liability to other jurisdictions where the MNE operates. For additional discussion regarding taxation, see our 2024 Annual Report, Note 8. Income Tax, of our financial statements referenced in Item 18.
Geopolitics and Tariffs.
Changes in country leadership creates uncertainty as new administrations implement their economic philosophies and priorities. New leaders were sworn in to office at each of North America’s three largest countries with Mexico’s President taking office October 1, 2024, the U.S. President sworn in January 20, 2025 and Canada’s Prime Minister taking office March 14, 2025. Since taking office, President Trump ordered an investigation into how copper imports threaten U.S. national security and economic stability, reinstated and increased existing tariffs on steel and aluminum, announced new tariffs on certain imports from Mexico and Canada, new tariffs on imports of automobiles and automobile parts, global tariffs on all imports to the U.S., escalating tariffs on imports from China, and elimination of the de minimis tariff exemption for low-cost products. These announcements generated retaliatory tariff announcements and initially caused significant volatility in the U.S. stock markets. In addition, noting that the effectiveness of tariffs imposed by the U.S. in 2018 were weakened by exemptions and loopholes, as affected countries exploited the exemptions granted to certain countries, the U.S. announcements include new reforms designed to address these duty evasion schemes. The tariff landscape continues to evolve with trade agreements negotiated, implementation deadlines extended, and new tariffs imposed, such as the U.S. tariffs announced August 1, 2025 associated to address trade surpluses.
Governments may turn to trade barriers to protect their domestic industries against foreign imports, retaliate against protective trade measures imposed by other countries, or manage economic conditions such as currency deflation, which could further exacerbate difficult macroeconomic conditions. Governments may also increase regulatory scrutiny of customs, imports and exports, ramp up enforcement efforts, or adopt new or revised regulations. The possibility of new global tariffs has created uncertainty, which may negatively impact global trade and macroeconomic conditions and increase costs for consumers as well as negatively impacting demand for our products. It is unknown whether, to what extent and for how long new global tariffs (or other new laws or regulations) will be adopted, or the effect that any such actions would have on us, our industry, or on the purchase ability of businesses, governments and consumers globally. If any new global tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated, the macroeconomic consequences of such changes could have a materially adverse effect on our business, financial condition, and results of operations.

The ability of suppliers to deliver raw materials, parts and components and energy resources could affect our Company’s ability to manufacture products without disruption and in turn negatively affect our operations.
Our Company uses a range of materials, including copper, aluminum, polyethylene and polyvinyl chloride compound in the global production of our products, which come from numerous suppliers. Our operations and those of our suppliers are subject to disruption by supply chain issues due to economic, political and other factors largely beyond our Company’s control, including pandemic related supplier plant shutdowns or slowdowns, component shortages, supply chain disruptions and delays, fluctuations in shipping costs, work stoppages, labor shortages, financial issues such as supplier bankruptcy, information technology failures, and hazards such as fire, earthquakes, flooding, droughts or other natural disasters, new laws or regulations, global economic or political events including terrorist attacks and war, and suppliers’ allocations to other purchasers. The effects of climate change, including extreme weather events, long-term changes in temperature levels, water availability, supply costs impacted by increasing energy costs, or energy costs impacted by carbon prices or offsets may exacerbate these risks. Any inability of suppliers to deliver parts, components and manufacturing equipment to our Company’s manufacturing facilities, and any inability to manufacture without disruption, could adversely affect our business’s performance.
The markets in which we operate are highly competitive.
The wire and cable industry in the Asia Pacific region is highly competitive, and if we fail to successfully invest in and maintain product development, productivity improvements and customer service and support, sales of our products could be materially adversely affected. Our competitors include a large number of independent domestic and foreign suppliers. Certain competitors in each of our markets have substantially greater manufacturing, sales, research and financial resources than us. We, and other wire and cable producers compete primarily on the basis of product quality and performance, reliability of supply, customer service, and price. To the extent that one or more of our competitors are more successful with respect to the primary competitive factors, our business could be materially adversely affected. In addition, our Company’s business could be materially adversely impacted if low margin wire and cable manufacturers in China enter into the markets where we operate, like they have in Australia and Singapore. Our Company’s business, financial condition and results of operations may also be materially adversely affected in the event it must compete with SOEs, which are often subsidized by the government such that they are protected against the challenges of market forces confronting private enterprises. When SOEs enter the market, it can become untenable for private enterprises in competition with SOEs to conduct profitable operations when the SOEs are subsidized by the government and may operate in a loss position for an extended period. Certain of our products are made to common specifications and may be interchangeable with the products of certain of our competitors. Since customers could potentially substitute our products with those of our competitors, customer loyalty is an important pillar of our business’s competitive position.
In addition, in order to remain competitive in the industry, the Company must periodically make substantial investments in capital equipment to ensure that our production processes are and remain state-of-the-art. Capital expenditures are not always predictable, as they are often driven by customer requirements for enhanced products. We cannot guarantee we will have the available capital to make such capital expenditures when required.
Alternative transmission technologies, such as wireless telecommunications, could materially reduce sales of our telecommunications products.
Our telecommunications cable business is subject to competition from other transmission technologies, principally wireless-based technologies. Wireless telecommunications businesses have sometimes made substantial inroads in early emerging markets where sufficient funding may not then be available to install the infrastructure necessary for market-wide fixed line telecommunications. In addition, the ease of use of wireless telecommunications may make that medium an attractive alternative in circumstances where access to fixed line telecommunications is limited. These technologies present significant competition in the markets in which we conduct or plan to conduct business, and no assurance can be given that the future development and use of such alternative technologies will not materially adversely affect our business, financial condition and results of operations.

We operate in highly concentrated end markets.
Failure to properly execute customer projects in markets where a small number of customers are responsible for a large portion our sales could materially adversely impact our ability to obtain similar contracts from other customers in that market and may result in material financial penalties. In certain of our markets, sales of manufactured products are highly concentrated in large SOEs or large private infrastructure developers. As those markets are often highly concentrated, the loss of individual customers in such markets could have a material adverse impact on our position in that market as a whole.
PEWC may not perform its obligations under the Composite Services Agreement.
We engage in transactions in the ordinary course of business with our controlling shareholder, PEWC, including the purchase of certain raw materials and the distribution of PEWC’s products in various countries in the Asia Pacific region. We and PEWC have entered into a composite services agreement dated November 7, 1996, as amended and supplemented (the “Composite Services Agreement”), which contains provisions that define our relationship and the conduct of our respective businesses. The Composite Services Agreement is renewable at our option and is currently in force. Under the Composite Services Agreement, PEWC has agreed to supply APWC with copper and provides research and development for our products. Although PEWC has performed its obligations under the Composite Services Agreement to date, we are unable to ensure that PEWC will not in the future seek to limit, or be unable to perform in whole or in part, the business it conducts with the Company pursuant to the terms of the Composite Services Agreement. Given its controlling shareholder position, PEWC could in such instance seek to influence our response to any such events or occurrences. Any such limitation or inability to perform the Composite Services Agreement on PEWC’s part could have a material adverse effect on our business, financial condition and results of operations. For additional information on the Composite Services Agreement, see our 2024 Annual Report, Item 10.C. Material Contracts.
Our insurance coverage does not cover all of our business risks.
Our global operations are subject to many risks including errors and omissions, infrastructure disruptions such as large-scale outages or interruptions of service from utilities or telecommunications providers, supply chain interruptions, third-party liabilities and fires or natural disasters. Our Company maintains insurance policies covering certain buildings, machinery and equipment against specified amounts of damage or loss caused by fire, flooding, other natural disasters and burglary and theft. Our Company does not carry insurance for consequential loss arising from business interruptions or political disturbances and does not carry product liability insurance. Consequently, the amount of our insurance coverage may not be adequate to cover all potential claims or liabilities, and we may be forced to bear substantial costs resulting from the lack of adequate insurance. No assurance can be given that we will not incur losses beyond the limits or outside the scope of coverage of our insurance policies. Accordingly, we may be subject to an uninsured or under-insured loss in such situations. Any failure to maintain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations.
A significant number of our ROW employees are members of employees’ unions.
A significant number of the employees of our ROW segment are members of employees’ unions. Failure to successfully negotiate and/or renew collective agreements, strikes, or other labor disputes could result in a disruption of our operations. Any such labor dispute could lead to a disruption of our operations, hindering our ability to serve our customers, and could have a material adverse effect on the Company and could materially adversely affect our business, financial condition and results of operations.
Our business could be harmed if we fail to attract and retain qualified personnel.
If we fail to retain our key employees and attract qualified personnel by investing adequate resources to develop our human capital, our business may be harmed. The loss of any of our executive officers or other key employees could have a material adverse effect on our business, financial condition and results of operations. The loss of executive officers or key employees could impair customer relationships and result in the loss of vital industry knowledge, expertise, and experience. There is also a risk of losing key employees to our competitors, which could pose a possible risk of the theft of trade secrets, with competitors then gaining valuable information about our manufacturing process. Increased costs associated with recruiting, motivating and retaining qualified personnel could have a negative impact on our profitability. The Company’s future success depends on its continued ability to attract and retain talented and qualified personnel.
Our operations are subject to environmental protection laws and regulations, which impose compliance costs and subject us to potential liabilities should we violate any of these laws and regulations.
Our business is subject to certain environmental protection laws and regulations governing our operations and the use, handling, disposal and remediation of hazardous substances used by us. We could incur environmental liability from our manufacturing activities in the event of a release or discharge by us of a hazardous substance. Under certain environmental laws, we could be held responsible for the remediation of any hazardous substance contamination at our facilities and at third party waste disposal sites and could also be held liable for any consequences arising out of human exposure to such substances or other environmental damage. There can be no assurance that the costs of complying with environmental, health and safety laws and requirements arising from our current operations, or the liabilities arising from past releases of, or exposure to, hazardous substances, will not result in future liabilities incurred, or expenditures payable, by us that would materially adversely affect our business, financial condition and results of operations.
Information systems failure or cybersecurity breaches could have a material adverse effect on our business, financial condition, and results of operations.
APWC’s subsidiaries each have their respective information systems to support the operation of such subsidiary. While APWC’s operating subsidiaries vary in the degree of reliance that they place on their information systems, any failure or interruption of these systems could materially adversely affect the Company’s business, financial condition and results of operations. Among other things, financial data may be corrupted and financial information may not be accurately reported or presented in a timely manner, which could impair the Company’s ability to timely file periodic or annual reports with the SEC or timely disseminate material information to shareholders. Because there is no unified framework for administering information systems amongst APWC’s subsidiaries, our competitors with a unified framework for administering information systems across their subsidiaries may have a competitive advantage over us and may be able to more efficiently administer such systems and respond to incidents and minimize risk to their business.
Cybersecurity presents risks and threats to us because intense competition in the wire and cable sector renders the Company vulnerable to theft and copying of design specifications. While the Company relies upon its majority shareholder, PEWC, for much of its research and development, its products are designed precisely to meet customer specifications for the applications for which they are intended. Cybersecurity risks create the potential for a material adverse impact on the Company’s business, financial condition and result of operations due to, but not limited to, losing intellectual property, implementing reactive measures, managing litigation or investigations, addressing reputational harm, or losing a competitive advantage. To date, none of the cyber incidents identified have had a material adverse effect on our business. However, we do not have visibility into all unauthorized incursions and our systems may be experiencing ongoing incursions of which we are not aware. Mitigating these risks requires ongoing management oversight to ensure that sufficient controls and procedures are in place for appropriate persons to receive pertinent cybersecurity risk information to take appropriate action. We cannot offer any assurance that those controls and procedures will be sufficient to protect against cybersecurity risks and that our business, financial condition and results of operations will not be materially and adversely affected as a result of any such failure.
Increased reliance on information systems requires the implementation of information technology (“IT”) security measures to protect networks, computers, programs and data from attack, damage or unauthorized access and ensure the confidentiality, availability and integrity of Company data. The Company employs safeguards, both technological and contractual, in order to protect its proprietary interests and those of its customers and third-party licensors, including, without limitation, certain insurance against theft and risk of loss. However, we cannot guarantee that such safeguards will protect the Company from all types of IT and cybersecurity threats. If the Company’s IT and cybersecurity measures are compromised or otherwise fail to protect systems, networks and data, or if an event of force majeure occurs and the Company’s disaster recovery plan does not operating effectively, the

Company’s business may be disrupted and stand to lose assets, reputation and business, and potentially face regulatory fines and litigation as well as the cost of remediation, which could materially adversely impact the Company’s business, financial condition and results of operations.
Our multinational operations and structure subject us to potentially adverse tax consequences.
We conduct our business through operating subsidiaries and report our taxable income in multiple jurisdictions based upon our business operations in those jurisdictions. While we believe our tax positions are consistent with the tax laws in the jurisdictions in which we conduct our business, it is possible that these positions may be contested or overturned by jurisdictional tax authorities, which may have a significant impact on our global provision for income taxes, which could result in one-time tax charges, higher effective tax rates, reduced cash flows and lower overall profitability of our operations.
Certain government agencies in jurisdictions where we do business have had an extended focus on issues related to the taxation of multinational companies. In addition, the OECD is conducting a project focused on base erosion and profit shifting in international structures, which seeks to establish certain international standards for taxing the worldwide income of multinational companies;as mentioned in the above section "Changes to tax laws and treaties could have an adverse impact on our business, results of operations and financial condition" and more fully discussed in our 2024 Annual Report at Item 3.D. Risks Related to Our Business. As a result of these developments, the tax laws of certain countries in which we do business could change on a prospective or retroactive basis, and any such changes could increase our liabilities for taxes, interest and penalties, and therefore could harm our business, cash flows, results of operations and financial position.
Risks Related to Our Financial Activities
Restrictive covenants and default provisions in our existing debt agreements may materially restrict our operations as well as adversely affect our liquidity, business, financial condition and results of operations.
If our business units do not generate sufficient cash flows from operations, we may be unable to make required payments on our debt, including on debt secured by our or our subsidiaries’ assets. Any such failure to make any such payment could have a material adverse effect on our liquidity, business, financial condition and results of operations. In addition, our debt agreements contain restrictive covenants and default provisions. Covenants in the agreements governing our existing debt, and debt we may incur in the future, may materially restrict our operations, including our ability to incur debt, pay dividends, make certain investments and payments, and encumber or dispose of assets. In addition, any global economic deterioration may cause us to incur significant net losses or force us to assume considerable liabilities. We cannot make assurances that we will be able to remain in compliance with our financial covenants, which may lead to a default. Any such default may thereby restrict our ability to access unutilized credit facilities or the global capital markets to meet our liquidity needs. Furthermore, a default under certain debt agreements by APWC or APWC’s subsidiaries may trigger cross-defaults under other debt agreements. In the event of default, we may not be able to cure the default or obtain a timely waiver. An event of default under any agreement timely governing our existing or future debt, if not cured or waived, could have a material adverse effect on our liquidity, business, financial condition and results of operations. Further discussion of our secured and unsecured indebtedness is available in our 2024 Annual Report, Item 5.B. Liquidity and Capital Resources and Note 28(c) of our consolidated financial statements referenced in Item 18.
Foreign exchange fluctuations could materially impact our financial performance and our financial condition.
Our principal operations and properties are located in the three regions that constitute our business segments, namely the North Asia, Thailand and ROW regions. Although our reporting currency is the U.S. dollar, the functional currency of our Thailand region, which accounted for 37% of sales in 2024, is the Thai Baht. The functional currencies of our ROW region, which accounted for 48% of sales in 2024, are the Australian dollar and the Singapore dollar. The functional currencies for our North Asia operations, which, in total accounted for 15% of sales in 2024, are divided into two groups: (1) the PRC Subsidiaries, whose functional currency is the Renminbi (“RMB”), (2) Crown Century, whose functional currency is the U.S. dollar, and (3) the ROC Subsidiaries, whose functional currency is the Taiwan New Dollar (“TWD”). Accordingly, the functional currency accounts of these operations are all translated into U.S. dollars utilizing the reporting date exchange rate for balance sheet accounts, and an average exchange rate for the year for the income statement accounts, for reporting purposes. Any devaluation of the Baht, the Australian dollar, the Singapore dollar, the RMB or the TWD against the U.S. dollar would adversely affect our financial performance, as measured in U.S. dollars.
Our Company conducts business in many foreign currencies and is subject to exchange rate risk on cash flows related to sales, expenses, financing and investment transactions. A substantial portion of our aggregate revenues is denominated in the following currencies: RMB, TWD, Baht, Australian dollars and Singapore dollars, while our purchases of raw materials and expenditures related to equipment upgrades are largely denominated in U.S. dollars. Any devaluation of the Baht, the Australian dollar, the Singapore dollar, the RMB or the TWD against foreign currencies (such as the U.S. Dollar) would increase the effective cost of transactions denominated in such other foreign currencies. This would have an adverse impact on our operations and cash flows. Likewise, an increase in U.S. dollar borrowing costs and any increase in the strength of the U.S. dollar in foreign exchange markets (which could also increase borrowing rates) could materially adversely affect our business in the markets where we have operating plants, such as Thailand, China, Singapore and Australia. Consequently, adverse movements in exchange rates could have a material adverse effect on our business, financial condition and results of operations.
In addition, a portion of our investment properties and financial instruments are denominated in currencies other than the U.S. dollar. Accordingly, our investment results will be subject to possible currency rate fluctuations as well as the volatility of overseas capital markets. Our results of operations may be materially impacted by those fluctuations and volatility.
Significant impairment changes could materially adversely impact our results of operations.
In prior years, we have on occasion recognized impairment charges on certain property, plant and equipment due to lack of profitability. An impairment charge may be incurred for various reasons including, but not limited to, strategic decisions made in response to changes in economic and competitive conditions, the impact of the economic environment on our business or a material adverse change in any material relationships with our clients. If we recognize significant impairment charges, our results of operations may be materially adversely affected.
Risks Relating to the Regions in which We Operate
We face risks relating to our operations in Thailand.
A substantial portion of our Thai operations consists of the manufacture of telecommunications and power cables and sales of those products for use in various construction and infrastructure projects in Thailand. The performance of the Company’s Thai operations is affected by the political and economic situation in Thailand. In recent years, the level of government involvement in infrastructure development has tended to track increases or contractions in Thailand’s gross domestic product and the Thai economy has been highly cyclical and volatile, depending for economic growth in substantial part on a number of government initiatives for economic expansion. Overall, the construction industry and infrastructure projects have slowed considerably, thereby affecting local sales, placing competitive pressure on prices and prompting the Company to rationalize Thai operations and actively seek overseas markets. Political tensions remain high in Thailand and political instability, as well as recent cross-border skirmishes, tend to diminish government focus on infrastructure development projects, which can materially adversely impact the volume of sales to and payment by our customers who are engaged in large infrastructure projects and, consequently, materially adversely affect our business, financial condition and results of operations. In addition, our Thai operations could be materially adversely impacted if low margin wire and cable manufacturers from China, including SOEs, were to enter into the Thailand market.
We face risks relating to our operations in North Asia.
•There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations; the PRC legal system may limit our Company’s remedies, which may impact our ability to enforce agreements in the PRC with third parties; and changes in policies, laws, rules and regulations in the PRC could adversely affect us.

•Changes in PRC economic, political or social conditions or government policies could have a material adverse effect on our business, financial conditions and results of operations.
•Uncertainties with respect to the interpretation and implementation of the PRC Foreign Investment Law and Implementation Regulations may affect our Company’s corporate governance.
•PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially adversely affect our ability to fund and expand our business.
•The PRC government’s control of currency conversion and expatriation of funds may affect our liquidity.
•Political or social instability, including tensions between PRC and Taiwan, may materially adversely affect our Company’s business, financial condition, and results of operations.
•PRC SOEs have competitive advantages and our business and operations may be materially and adversely affected in the event we must compete with such SOEs.
A detailed explanation of the risks relating to our operations in North Asia can be reviewed in our 2024 Annual Report, Item 3.D. Risk Factors, Risk Related to the Regions in Which We Operate.
Risks Related to the Common Shares and APWC
The Common Shares may be delisted from Nasdaq, which could affect their market price and liquidity.
The Common Shares are currently listed on Nasdaq under the symbol “APWC” on the Capital Market tier. In order for the Common Shares to remain listed on the Nasdaq Capital Market tier, we must continue to meet certain minimum financial and other requirements including, without limitation, maintaining a closing bid price for the Common Shares of at least $1.00 per share. Nasdaq’s rules provide for the delisting of the Common Shares if the closing bid price for the Common Shares falls below $1.00 per share for 30 consecutive business days and we are unable to regain compliance with the applicable requirements in the time permitted by Nasdaq.
In addition to Nasdaq’s enumerated criteria for continued listing on the Capital Market tier, Nasdaq also has broad discretionary public interest authority that it can exercise to apply additional or more stringent criteria for the continued listing of the Common Shares, or suspend or delist securities even though the securities met all enumerated criteria for continued listing on Nasdaq. We cannot assure you that Nasdaq will not exercise such discretionary authority.
There can be no assurance that the Common Shares will remain listed on Nasdaq on any tier. Any delisting of the Common Shares could materially adversely affect their market price and liquidity. If the Common Shares are delisted, APWC expects its Common Shares would be quoted on an over-the-counter market. If this were to occur, APWC’s shareholders could face significant material adverse consequences, including the need to receive permission from the BMA to transfer the Common Shares, limited availability of market quotations for the Common Shares and reduced liquidity for the trading of the Common Shares. In addition, APWC could experience a decreased ability to issue additional securities and obtain additional financing in the future.
As a foreign private issuer, there is less publicly available information concerning the Company than there would be if APWC was a U.S. public company.
APWC is a “foreign private issuer”, as defined in the SEC’s rules and regulations and, consequently, APWC is not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, APWC is exempt from certain rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, APWC’s senior management and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of APWC’s securities. Moreover, APWC is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies, and is not required to file quarterly reports on Form 10-Q or current reports on Form 8-K. Accordingly, there is less publicly available information concerning the Company than there would be if APWC was a U.S. public company.
Future sales of APWC’s securities may cause the prevailing market price of the Common Shares to decrease.
There may be future sales or other dilution of APWC’s equity, which could materially adversely affect the market price of the Common Shares. APWC may, from time to time, issue equity securities, including Common Shares or securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares. The market price of the Common Shares could decline as a result of issuances of any such equity securities or any such securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares, or as a result of the perception that such issuances could occur.
The market for the Common Shares may not be liquid, which could cause volatility and adversely affect our prevailing market price.
Active, liquid trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors, compared to less active and less liquid markets. Thinly-traded equity securities can be more volatile than equity securities for which there is significant trading volume. In addition, APWC’s share price may be volatile and could be subject to fluctuations in response to various factors, most of which are beyond our control. Liquidity of a securities market is often a function of the volume of the underlying shares that are publicly held by unrelated parties. As of December 31, 2021, approximately 75.5% of APWC’s issued and outstanding Common Shares were directly or beneficially owned by PEWC. Following the completion of APWC’s rights offering in February 2022 and as of the date of this prospectus, approximately 80.96% of APWC’s issued and outstanding Common Shares are directly or beneficially owned by PEWC, which Common Shares are subject to restrictions on trading. In addition, although the Common Shares are currently traded on the Nasdaq Capital Market tier, the trading and demand for the Common Shares has been limited. As a consequence, shareholders may find that the value of their Common Shares and/or their ability to sell their Common Shares quickly or in substantial amounts may be materially adversely affected by the limited public trading market. In the future, the Common Shares may experience significant price fluctuations which could materially adversely affect the value of your ownership interest in APWC. Additional details on the 2022 rights offering is available in our 2024 Annual Report, Item 7.A.
Our Common Shares have a limited public float and are subject to price volatility, which could adversely affect our prevailing market price.
Given PEWC’s sizable ownership of our outstanding Common Shares, we have a limited public float, which adversely affects trading volumes and liquidity in our Common Shares. We have experienced significant share price and volume fluctuations and could be subject to continuing fluctuations in the future. The trading price of our Common Shares may fluctuate widely due to various factors, including the level of purchases or sales in our Common Shares relative to total volume of trading in our Common Shares, actual or anticipated actions by PEWC, including purchases or sales of our Common Shares by PEWC, actual or anticipated changes in our financial conditions and operating results, changes in our capital structure or liquidity including issuance of additional debt or equity to the public, changes in our dividend policy, news regarding our products or geographic markets, and broad market and industry fluctuations. This volatility in our share price, and limited trading volume in our Common Shares, could adversely affect our business and financing opportunities.
APWC may not be able to resume paying a dividend and any dividends paid in the future could be reduced or eliminated, which could adversely affect our prevailing market price.
APWC has not declared or paid a dividend since the year ended December 31, 2018. There are a number of factors that can affect APWC’s ability to pay dividends and there is no guarantee that APWC will pay dividends in any given year or pay any specific amount of dividends. APWC may not be able, or may choose not to reinstate its dividend program and pay future dividends, and if reinstated any future dividend could again be eliminated or reduced. The declaration, amount and payment of future dividends are at the discretion of APWC’s Board and will be dependent on the Company’s future operating results and the cash requirements of our Company’s business. In addition, APWC will not pay dividends in the event it is not allowed to do so under Bermuda law. Furthermore, since APWC is a holding company, nearly all of the assets shown on its consolidated balance sheet are held by its subsidiaries. Accordingly, APWC’s cash flow and its ability to pay dividends are dependent upon distributions from its subsidiaries. The reduction, suspension or elimination of dividends may negatively affect the market price of our Common Shares.
Our holding company structure and potential restrictions on the payment of dividends could materially adversely affect our market price.
APWC is a holding company with no direct business operations other than its ownership of the capital stock of its subsidiaries and equity investees. APWC’s principal assets are the equity interests it directly or indirectly holds in its operating subsidiaries. As a holding company, APWC’s ability to pay dividends and meet its other obligations depends upon the distributions, if any, received from its operating subsidiaries and other holdings and investments. APWC’s operating subsidiaries and other holdings and investments, from time to time, may be subject to restrictions on their ability to make distributions to APWC, including, but not limited to, restrictive covenants contained in loan agreements, restrictions on the conversion of local currency earnings into U.S. dollars or other currency, and other regulatory restrictions. For example, PRC legal restrictions permit payments of dividends by our business entities in the PRC only out of their retained earnings, if any, determined in accordance with relevant PRC accounting standards and regulations. Under PRC law, such entities are also required to set aside a portion of their net income each year to fund certain reserves. These reserves are not distributable as cash dividends. The foregoing restrictions may also affect APWC’s ability to fund operations of one subsidiary with dividends and other payments received from another subsidiary. Distributions may also be limited from time to time by reason of restrictions protective of the rights of minority shareholders of APWC’s subsidiaries and by reason of the current cash requirements of APWC’s operating subsidiaries. Such restrictions on payments involving entities organized in PRC could adversely affect our liquidity, our business results and thus, the price of our Common Shares.
APWC is incorporated in Bermuda, and investors may face limited recourse and enforceability against the Company and its directors and officers as compared to corporations incorporated in the U.S.
APWC is incorporated in and organized pursuant to the laws of Bermuda with its principal office located in Taiwan. All of APWC’s directors and officers reside outside the U.S. and its material assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon such persons or to realize judgments against them in courts of the U.S. predicated upon civil liabilities under U.S. federal securities laws. Even if investors are successful in realizing judgments against such persons in U.S. courts, the laws of Taiwan may render such investors unable to enforce the judgment against its assets or the personal assets of APWC’s officers and directors. Also, investors may have difficulty in bringing an original action based upon U.S. federal securities law against such persons in the Taiwan courts. Additionally, there is doubt as to the enforcement in Bermuda, in original actions or in actions for enforcement of judgments issued by U.S. courts, of liabilities predicated upon U.S. federal securities laws. As a result, shareholders may encounter more difficulties in enforcing their rights and protecting their interests in the face of actions taken by management, the Board, or controlling shareholders than they would if APWC was organized under the laws of the U.S. or one of the states therein, or if APWC had material assets located within the U.S.
Control of APWC rests with its majority shareholder, PEWC, and APWC relies on Nasdaq’s controlled company and foreign private issuer exemptions, all of which could materially and adversely affect our corporate governance.
PEWC holds more than fifty percent (50%) of our issued and outstanding Common Shares. Accordingly, APWC is a “controlled company” within the meaning of Nasdaq’s corporate governance standards and may elect to utilize exemptions from certain corporate governance standards, including:
(a)the requirement that a majority of our Board of directors consist of independent directors;
(b)the requirement to have a nominating committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

(c)the requirement to have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
We utilize the controlled company exemption for the above requirements (1) and (2). While we rely on the controlled company exemption for (2), our independent directors oversee our process for identifying director nominees and review the qualifications of such nominees.
As of September 9, 2025, four (4) of the seven (7) Board members were affiliated with PEWC. APWC relies on Nasdaq’s allowance for foreign private issuers to follow home country practices in lieu of the requirement that listed companies have regularly scheduled meetings at which only independent directors are present (“executive sessions”). Nonetheless, our independent directors meet periodically in their capacity as members of our Audit Committee. Our management occasionally join such meetings in the interest of communicating management’s analysis of the Company’s financial performance and compliance with relevant corporate governance requirements.
Because we have fewer independent directors (i.e. those who meet Nasdaq’s independence standards) on our Board than issuers that comply with all of Nasdaq’s corporate governance standards, you are not provided the same level of protection afforded to investors in issuers that comply with all of Nasdaq’s corporate governance standards.
As APWC’s majority shareholder, PEWC has sufficient votes to control the outcome of any matter presented for a shareholder vote, including the election of each member of our Board. PEWC may vote its shares in APWC in the manner that it sees fit. In addition, subject to applicable securities laws, PEWC may sell, convey or encumber all or a portion of its ownership interest in APWC without regard to the best interests of APWC’s other shareholders except to the extent that it is prohibited from engaging in conduct oppressive to non-controlling interests under applicable law. The interests of PEWC may conflict with our interests or the interests of our other shareholders. As a result, PEWC may take actions with respect to us or our business that may not be in our or our other shareholders’ best interest.
Financial or corporate governance issues at PEWC may affect PEWC’s attention to and actions with respect to APWC, including with respect to the performance of its obligations under, or increase uncertainty regarding its ability to perform its obligations under, the Composite Services Agreement.
The rights offering may be subject to foreign securities laws, and failure to comply with such securities laws could impair or adversely affect the rights offering, which could materially and adversely affect the market price of our Common Shares.
We are not making an offer to sell our Common Shares pursuant to the rights offering in any jurisdiction where the offer or sale is not permitted, or where the person making the offer or sale is not qualified to do so, or to any person to whom it is not permitted to make such offer or sale.
Securities may be offered or sold in Bermuda, APWC’s jurisdiction of formation, only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In accordance with the provisions of the Exchange Control Act 1972, as amended, and related regulations of Bermuda, the permission of the Bermuda Monetary Authority (the “BMA”) is required for all issuances and transfers of shares (which includes the Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The BMA, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of APWC (which include the Common Shares) are listed on an “Appointed Stock Exchange” (which includes Nasdaq). In granting the general permission the BMA accepts no responsibility for APWC’s financial soundness or the correctness of any of the statements made or opinions expressed herein. Consequently, if the Common Shares are delisted from Nasdaq, it will be necessary to obtain the prior permission of the BMA to transfer such Common Shares to any transferee, subject to any applicable general permissions issued by the BMA.

We have been advised that this prospectus is not required to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981, as amended. Such provisions state that Part III does not apply to any exempted company. Accordingly, no separate approval is required under Bermuda law for the offer or issuance of our Common Shares to non-residents of Bermuda pursuant to this offering.
The offer of our Common Shares pursuant to our subscription rights have not and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan (“FSC”) pursuant to relevant securities laws and regulations, and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the FSC. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of our securities in Taiwan. We are not making any offering of our Common Shares in Taiwan pursuant to our subscription rights, other than Common Shares being offered to PEWC, our parent company, and its applicable subsidiaries, which will be offered to PEWC and its applicable subsidiaries pursuant to an exemption from registration and filing with, and approval of, the FSC under relevant securities laws and regulation of Taiwan.
While we believe we are conducting the rights offering in accordance with applicable foreign securities laws, the consequences to us and our investors if we fail to comply with any such securities laws could include legal action seeking to prevent the rights offering in the applicable foreign jurisdiction, the potential rescission of the rights offering in such applicable foreign jurisdiction or other potential civil or criminal actions, fines or penalties against us. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and the market price for our Common Shares.
Potential conflict of certain officers and directors could adversely affect our corporate governance.
At the annual general meeting of shareholders held September 9, 2025, seven (7) nominees were elected to serve as directors on APWC's Board of Directors. APWC's Board is comprised of three independent directors and four additional directors, all of whom are also directors or officers of, or otherwise affiliated with PEWC. Certain of APWC's officers are also affiliated with PEWC. In each case, they may be subject to potential conflicts of interest. In addition, certain APWC officers and directors, who are also officers and/or directors of PEWC, may be subject to conflicts of interest in connection with, for example, pursuing corporate opportunities in which our Company and PEWC, or one of PEWC's affiliates, have competing interests, and in the performance by APWC and PEWC of their respective obligations under existing agreements, including the Composite Services Agreement. In addition, some of these persons devote time to the business and affairs of PEWC and its affiliates, which could reduce the amount of time available for overseeing or managing our Company’s business and affairs.
If we lose control of Charoong Thai, Charoong Thai’s financial results would not be consolidated with ours.
As of December 31, 2024, our Company effectively owned 50.93% of the issued and outstanding shares of Charoong Thai Wire and Cable Public Company Limited (“Charoong Thai” or “CTW”). While our Company holds preemptive rights that would permit it to maintain majority ownership of CTW, there may be circumstances under which our Company cannot maintain majority ownership of Charoong Thai. In the event Charoong Thai were to make a further offering of voting securities, or securities convertible into or exchangeable for voting securities, and our Company decided not to, or was not in a position to, fund or finance its participation in the offering, the ownership interest of our Company in Charoong Thai could fall below a level necessary for consolidated treatment, and our Company may lose the controlling interest in Charoong Thai. If that were the case, the accounts of the Charoong Thai group, which includes all of our Company’s Thailand operations, would not be consolidated under IFRS, but instead would be accounted for under the equity method. In such an event, our Company’s accounts would show a significant decrease in revenue and most categories of assets and liabilities, which could materially adversely affect our Company and the value of the Common Shares.

General Risk Factors
Governance challenges across subsidiaries.
Our global operations entail managing a network of subsidiaries across multiple jurisdictions, each characterized by distinct regulatory landscapes, cultural norms, and legal frameworks. Navigating these complexities requires diligent oversight and adaptability to ensure compliance with diverse regulatory obligations and local laws. Factors such as differences in reporting requirements, governance practices, and business cultures pose inherent risks to our operations. Inadequate governance practices or failure to effectively synchronize policies and procedures across subsidiaries may expose the company to heightened regulatory scrutiny, potential legal liabilities, operational inefficiencies, and reputational damage.
Effective governance of subsidiaries across diverse jurisdictions is also imperative to mitigate the risk of mismanagement and fraud, which can lead to substantial financial losses. The decentralized nature of subsidiary operations, coupled with variations in regulatory requirements and cultural practices, creates vulnerabilities that could be exploited for fraudulent activities or mismanagement. Without robust oversight mechanisms and internal controls, subsidiaries may face increased susceptibility to financial irregularities, such as unauthorized transactions, embezzlement, bribery, or corruption.
Failure to implement adequate governance structures, including clear reporting lines, internal controls, and risk management frameworks, heightens the risk of undetected financial misconduct. Instances of fraud or mismanagement not only result in direct financial losses, including asset misappropriation and revenue leakage, but also erode shareholder trust, tarnish the company's reputation, and attract regulatory sanctions or legal liabilities.
Inadequate governance to manage these complexities may result in regulatory non-compliance, reputational damage, legal liabilities, and operational disruptions, which could adversely affect our financial performance and shareholder value.
Any failure to achieve and maintain effective internal controls could have a material adverse effect on our reputation, business, financial conditions, and results of operations and the market price of the Common Shares.
Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to prevent fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. As a result, even effective internal controls are able to provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. Any failure in our internal control could result in a material adverse effect on our business and a decline of investor confidence in the reliability of our financial statements, which could materially adversely affect the market price of the Common Shares.
Our international business operations subject us to certain risks which may materially and adversely affect our business and operations.
We are subject to risks specific to our international business operations, including: the risk of supply disruption; production disruption or other disruption arising from events of force majeure, such as severe weather and climatic events; the outbreak of highly infectious or communicable diseases such as COVID-19, Severe Acute Respiratory Syndrome, swine influenza or pandemics of a similar nature; the risk of potential conflict and further instability in the relationship between Taiwan and the PRC; risks related to national and international political instability, such as disruptions to business activities and investment arising out of political unrest and turmoil in Thailand; risks related to global economic turbulence and adverse economic developments in Asian markets; risks associated with possible interest rate increases, which could result in increases in the cost of borrowing and reduced liquidity for us and our customers; risks related to changes in governmental or private sector policies and priorities with respect to infrastructure investment and development; unpredictable consequences on the economic conditions in the U.S. and the rest of the world arising from terrorist attacks, and other military or security operations; unexpected changes in regulatory requirements or legal uncertainties regarding tax regimes; tariffs and other trade barriers, including current and future import and export restrictions; difficulties in staffing and managing international operations in countries such as Australia, Singapore, the PRC, Thailand and Taiwan; risks that changes in foreign currency exchange rates will make our products comparatively more expensive; limited ability to enforce agreements and other rights in foreign countries; changes in labor conditions; longer payment cycles and greater difficulty in collecting accounts receivable; burdens and costs of compliance with a variety of foreign laws; limitation on imports or exports and the possible expropriation of private enterprises; and reversal of the current policies (including favorable tax and lending policies) encouraging foreign investment or foreign trade by our host countries.
Climate change, or legal, regulatory or market measures to address climate change, may materially adversely affect our Company’s financial condition and business operations.
Climate change resulting from increased concentrations of greenhouse gases in the atmosphere could present risks to our Company’s future operations due to natural disasters and extreme weather conditions, such as hurricanes, tornadoes, earthquakes, wildfires, droughts or flooding. Such extreme weather conditions could pose physical risks to our Company’s suppliers and facilities, disrupt operation of our Company’s supply chain, including availability of raw materials and transportation, and impact operational costs.
Concern over climate change has resulted in both existing and pending legal and regulatory requirements designed to mitigate its effects. Our Company is therefore subject to environmental, health and safety regulations in connection with its global business operations, including but not limited to: regulations related to the development, manufacture, shipping and use of its products, handling, discharge, recycling and disposal of hazardous materials used in its products or in producing its products, and the operation of its facilities. Such measures subject us to additional costs and restrictions and require operating and capital expenditures, which could impact our Company’s business, financial condition, results of operations and cash flows. For example, any pollutants and waste generated during our Company’s manufacturing process need to be disposed of and/or mitigated in compliance with applicable laws and regulations. Additionally, a lack of consistent climate legislation across the regions in which we operate may create economic and regulatory uncertainty. Any failure or inability to comply with existing or future environmental, health and safety regulations, including those relating to climate change, could result in significant remediation or other legal liabilities, the imposition of penalties and fines, restrictions on the development, manufacture, sale, shipping or use of certain of its products and limitations on the operation of its facilities.
In addition to regulatory compliance, growing customer sustainability requirements and shareholder sentiment in respect of environmental and sustainability standards could cause our Company to incur substantial expense from time to time to alter its manufacturing, operations or equipment designs to meet these regulatory and sustainability requirements as well as investor expectations. Moreover, we may not be able to timely meet these requirements due to the required level of capital investment or technological advancement. Any failure to comply with these regulations, or meet these customer requirements or sustainability targets, could adversely impact the demand for our Company’s products and subject our business to significant costs and liabilities and reputational risks that could adversely affect our business, financial condition and results of operations.
On March 6, 2024, the SEC adopted "The Enhancement and Standardization of Climate-Related Disclosures for Investors" rule effective May 28, 2024 which required registrants to provide certain climate-related information in their registration statements and annual reports (the "Climate Final Rules") and added a new section Item. 3.E. “Climate-related disclosures” to Form 20-F, with compliance phased in for non-accelerated filers, such as APWC, beginning in fiscal year 2027. Several legal challenges to the Climate Final Rules were filed and on April 4, 2024 the SEC published its "Order Issuing Stay" which paused compliance pending the completion of judicial review of the legal challenges. The 2024 U.S. election cycle returned government control to the Republican party resulting in the SEC's Acting Chairman and Commission’s decision to end the defense of the Climate Final Rules.

On July 23, 2025, the SEC provided a status update on the SEC's climate disclosure rules in the litigation pending in the U.S. Court of Appeals for the Eighth Circuit (see State of Iowa v Securities and Exchange Commission, 24-cv-1522). The SEC indicated it does not intend to review or reconsider the Climate Final Rules adopted March 2024. The SEC requested the court lift the current litigation stay and continue considering the parties' arguments regarding the scope of the agency's power to adopt the Climate Final Rules. As a result of these developments, future implementation of the Climate Final Rules and the disclosure requirements are uncertain, requiring APWC to monitor regulatory developments and U.S. election cycles to assess the impact of any changes on its disclosure obligations and compliance efforts.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements give our current beliefs, or expectations, or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe”, “may”, “should”, “likely”, “seeks” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance.
Such statements are not promises or guarantees and are subject to a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to:
•the volatility related to commodities, including copper, our principal raw material, including the demand for, available supply, pricing, consistency in quality, and their individual or collective impact on demand for our products and services;
•the introduction of competing products, technologies, price competition and other competitive pressures affecting our ability to maintain and develop market share for our products;
•the volatility of share prices on major securities exchanges throughout the world;
•our inability to successfully identify, consummate and integrate acquisitions;
•our potential exposure to liability claims;
•the uncertainty and volatility of the markets in which we operate, including changes in laws or regulations applicable to our company;
•our ability to negotiate extensions of labor agreements on acceptable terms and to successfully deal with any labor disputes;
•our ability to service and meet all requirements under our debt, and to maintain adequate credit facilities and credit lines;
•in certain markets, our ability to compete effectively with state-owned enterprises, which may receive government subsidies to enhance results or receive preferred vendor status in state-controlled projects;
•our ability to increase manufacturing capacity and productivity and develop new products for changing technologies;
•the fact that we have operations outside the United States that may be materially and adversely affected by acts of terrorism, war, political and social unrest, or major hostilities;
•exposure to political, economic and geopolitical developments, including nationalism or isolationist policies leading to trade disputes, tariffs, retaliatory trade actions, supply-chain interruptions, and other measures which may increase costs, reduce product demand and disrupt operations;
•economic consequences arising from climate change, catastrophic natural disasters and other similar events affecting our business, our customers or suppliers;
•the fact we are a holding company whose income depends on distributions from operating subsidiaries, most of which are not wholly-owned and for which there may be restrictions on the amount and timing of distributions;
•tax inefficiencies associated with our cross-border operations, including limitations on our ability to utilize net losses within our group of companies for income tax purposes;
•fluctuations in currency, exchange and interest rates; and

•the impact of other factors that are discussed in this prospectus and in our other filings made with the SEC, including but not limited to, our 2024 Annual Report.
In particular, these forward-looking statements include, among other things, statements relating to:
•our business strategy;
•our prospects for future revenues and profits in the markets in which we operate;
•the impact of political, legal or regulatory changes or developments in the markets in which we do business;
•our dependence upon the level of business activity and investment by our customers for the generation of our sales revenue;
•our reliance on our majority shareholder for research and development relating to our product lines;
•the fact our common shares are traded on a national exchange in the United States and the relative liquidity or lack thereof, based upon the historical trading volume of those shares and the small size of our public float;
•the effect of the sale, or offer to sell, a substantial number of Common Shares by existing shareholders at the prevailing market price;
•our dependence on a limited number of suppliers for our raw materials and our vulnerability to fluctuations in the cost and availability of such raw materials; and
•the liquidity, or lack thereof, generally, of our property and assets.
We undertake no obligation to update any forward-looking statements or other information contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any additional disclosures we make in our filings with the SEC. Also note that we provide a cautionary discussion of risks and uncertainties under the “Risk Factors” section of this prospectus. While these are factors we believe could cause our actual results to differ materially from expected results, other factors besides these could also adversely affect us.

USE OF PROCEEDS
Although we cannot determine the actual net proceeds until the rights offering is completed, assuming all subscription rights are exercised, we estimate that the aggregate net proceeds from the rights offering will be approximately $33.9 million, after deducting estimated fees and expenses of approximately $350,000.
The net proceeds from the rights offering will be used primarily for investment in funding new production facilities aimed at taking advantage of the global supply chain re-alignment. APWC is still evaluating site selection criteria, noting that a new production facility may also be utilized to spearhead market entry into new geographies, which may include, without limitation, new markets in Asia and North America. The Company also plans to use part of the proceeds to invest in new technologies, which may potentially include, flow battery energy storage systems, energy management systems, EV motor and powertrain products, and data center products. These new technologies are expected to enhance the Company's product portfolio and serve as new drivers for future growth. APWC will take a holistic, strategic approach in choosing the best method of its technology acquisitions. APWC may choose to partner with established third-parties in any of these undertakings to enhance the expected return and if it's deemed to be in the best interests of us and our shareholders. In addition to investments, proceeds may also be allocated to intangible assets and general working capital.
This rights offering represents the first of potentially multiple rounds of raising capital to achieve the strategic goals. The Company will continue to evaluate different combinations of equity and debt financing methods to ensure optimal capital structure and cost-efficiency.
Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from this use. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of the rights offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from the rights offering for other purposes. You will be relying on the judgment of our management with regard to the use of proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2024 on
•on a historical basis; and
•on an as adjusted basis, to give effect to:
•the issuance of 20,616,227 Common Shares in the rights offering, assuming full exercise of the subscription rights and subscription price of $1.66 per share,
•aggregate net proceeds of $33.9 million, after deducting our payment of estimated offering expenses, assuming full exercise of the subscription rights, and
•the application of the net proceeds as described under the heading “Use of Proceeds”.
The information in the following table should be read in conjunction with our financial statements and related notes, referenced in Item 18 of our 2024 Annual Report, which are incorporated by reference into this prospectus.

	As of December 31, 2024
	Actual	As Adjusted
	US$’000	US$’000
Current:
Cash and cash equivalents	34,035	67,908

Current:
Bank Loans	24,098	24,098

Non-current:
Bank loans	4,872	4,872
Total interest-bearing loans and borrowings	28,970	28,970

Equity:
Issued capital, $0.01 par value	206	412
Additional paid-in capital	118,103	152,120
Treasury shares	(38)	(38)
Retained earnings	61,417	61,067
Other components of equity	(24,730)	(24,730)
Total shareholders' equity	154,958	188,831

Total capitalization	183,928	217,801

DIVIDEND POLICY
Under our Bye-Laws, our Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the shareholders according to their rights and interests. With the sanction of a shareholders' resolution, our Board may determine that any dividend may be paid by distribution of specific assets, including paid-up shares or debentures of any other company. Our Board may also pay any fixed cash dividend, which is payable on any of the Common Shares half-yearly or on other dates, whenever the Company’s position, in the opinion of our Board, justifies such payment.
While our Board approved a dividend policy in 2016 with the stated goal of paying annual cash dividends of at least 25% of the company’s net post-tax audited consolidated profits attributable to shareholders, no dividend has been paid since 2018. Our Board determined not to pay a dividend in either 2023 and 2024, taking into account the Company’s funding needs and business performance. At this time, we do not anticipate paying any dividends (or distributions or other transfers) to our shareholders in 2025.
As a holding company, our ability to pay dividends, as well as to meet our other obligations, depends upon the amount of distributions, if any, received from our operating subsidiaries and other holdings and investments. Our operating subsidiaries and other holdings and investments, from time to time, may be subject to restrictions on their ability to make distributions. Those restrictions may also affect our ability to fund operations of one subsidiary with dividends and other payments received from another subsidiary.
In addition, the ability of our operating subsidiaries to make distributions to us will depend upon a number of factors, including operating results, capital requirements, expansion plans, business prospects, obligations in respect of non-recurring items, debt covenants and other factors that may arise from time to time. There can be no guarantee that we will pay any dividends in the future.

DILUTION
Purchasers of our Common Shares in the rights offering will experience an immediate dilution of the net tangible book value per Common Share. Our net tangible book value as of December 31, 2024 was approximately $215.3 million, or $10.44 per Common Share (based upon 20,616,227 Common Shares issued and outstanding as of such date). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of our Common Shares outstanding. Dilution per share equals the difference between the (1) net tangible book value per share immediately prior to the rights offering and (2) the net tangible book value per share immediately following the rights offering.
Our pro forma net tangible book value as of December 31, 2024 would have been approximately $249.2 million, or $6.04 per share, based on the following assumptions:
•the issuance of 20,616,227 Common Shares in the rights offering, assuming full exercise of the subscription rights and subscription price of $1.66 per share,
•aggregate net proceeds of $33.9 million in the rights offering, after deducting payment of estimated offering expenses and assuming full exercise of the subscription rights, and
•the application of the net proceeds as described under the heading “Use of Proceeds”.
This represents an immediate dilution in pro forma net tangible book value to existing shareholders of $4.40  per Common Share and an immediate increase to purchasers in the rights offering of $4.38  per Common Share.
The following table illustrates this per share dilution based on the assumptions listed above:

Subscription price per share	$ 1.66
Net tangible book value per Common Share prior to the rights offering	$10.44
Dilution per Common Share attributable to the rights offering	$(4.40)
Pro forma net tangible book value per share after the rights offering	$ 6.04
Increase in net tangible book value per share to purchasers	$ 4.38

MAJOR SHAREHOLDERS
The following table sets forth certain information regarding beneficial ownership of the Company’s Common Shares as of December 11, 2025 by (1) all persons who are known to the Company to own beneficially more than five percent of the outstanding Common Shares and (2) the officers and directors of the Company as a group. The information set forth in the following table is derived from public filings made by holders and information obtained from directors and officers. The voting rights attaching to the Common Shares below are the same as those attaching to all other Common Shares.

Identity of Person or Group	Number of Shares	Percent of Class(2)
Pacific Electric Wire & Cable Co., Ltd.(1)	16,690,693	80.96%
Directors and Executive Officers (Senior Management Members) of APWC(3)	246,541	1.196%

(1)As of December 11, 2025, PEWC owned 2,104,545 shares directly and owned its remaining shares indirectly, as a result of PEWC’s control of its direct, wholly-owned subsidiary, Moon View Ventures Limited, a BVI company, which owned 12,559,094 Common Shares, and its control of its indirect, wholly-owned subsidiary, Pacific Holdings Group, a Nevada corporation, which owned 2,027,054 Common Shares.
(2)The percentages shown are based on 20,616,227 Common Shares issued and outstanding as ofDecember 11, 2025.
(3)Directors and officers who own shares, each beneficially own less than one percent of the outstanding Common Shares.

THE RIGHTS OFFERING
Reasons for the Rights Offering; Determination of the Offering Price
In authorizing the rights offering, our Board carefully evaluated our need for liquidity, financial flexibility and additional capital. Our Board also considered several alternative methods to raise capital prior to concluding that the rights offering was the appropriate alternative under the circumstances. We are conducting the rights offering to raise capital that we intend to use for investment purposes, which may include funding for property, plant, and equipment, intangible assets, and general working capital. See section “Use of Proceeds” above. Although we believe that the rights offering will strengthen our financial condition and our Board has determined that the rights offering is fair to, and in the best interests of, APWC and its shareholders, our Board is making no recommendation regarding your exercise of your subscription rights.
In determining the desirability and structure of the rights offering, our Board evaluated a number of factors, including, among other things: historical and current trading prices of our Common Shares; the price at which our shareholders might be willing to participate in the rights offering; the size of the public float in our Common Shares; the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis; the potential that not all of our public shareholders will participate in the rights offering and the potential dilution that those non-participating shareholders may experience; limited liquidity in, and high volatility in the market price of, our Common Shares; the potential for a sizable issuance of additional Common Shares in the rights offering depending on the subscription price and level of participation; general conditions in the securities markets; current business and capital-raising opportunities and alternatives; the likely cost of capital from other sources; the amount of proceeds desired; the current sizable discount in the market price of our Common Shares relative to book value; and the intent of PEWC, our controlling shareholder, to exercise its subscription rights and the possibility that it may not do so, or may do so in an amount that is different that their stated non-binding intention. In conjunction with its review of these factors, our Board reviewed, with the assistance of management, our strategic plan, including our past and present financial performance and financial condition, our business plan and the outlook for our industry and the markets and geographies that we serve.
After consideration of these and other factors, our Board determined that the rights offering is fair to, and in the best interests of, APWC and its shareholders and approved the rights offering and transactions contemplated thereby. As part of its determination, our Board took into account the closing price and recent price trend at the time of price determination. The subscription price is set as $1.66 per Common Share. The Board believes a material discount to the closing price is not warranted, since the rights offering has the goal of raising a target amount of proceeds (assuming full subscription) and shareholders have sole discretion to exercise all, some or none of their subscription rights to participate in the investment opportunities for which the proceeds will be used.
Accordingly, the subscription price is not related to our book value, net worth, or any other established criteria of value other than market price, and may or may not be considered the fair value of our Common Shares to be offered in the rights offering. You should not consider the subscription price, as an indication of value of APWC or our Common Shares. You should not assume or expect that, after the rights offering, our Common Shares will trade at or above the subscription price in any given time period. The market price of our Common Shares may decline after the rights offering, and you may not be able to sell Common Shares purchased in the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our Common Shares before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.
The Rights
We are distributing, at no charge to the holders of our Common Shares, non-transferable subscription rights to purchase additional Common Shares. In the rights offering, you will receive one basic subscription right for each Common Share that you own as of 5:00 p.m., Eastern Time, on December 11, 2025, which we refer to as the record date. Assuming full exercise of the subscription rights, the net proceeds to us from the rights offering would be approximately $33.9 million, after deducting costs and expenses related to the rights offering payable by us, estimated at approximately $350,000. There is no minimum subscription amount required for consummation of the rights offering.
Each subscription right carries with it a basic subscription right and an over-subscription right. The basic subscription right entitles the holder to purchase a Common Share at the subscription price of $1.66 per Common Share. The basic subscription right entitles the holder to purchase whole shares only and there is no right to purchase fractional shares. The over-subscription right allows shareholders, who elect to exercise their basic subscription right in full, to subscribe for additional Common Shares at the subscription price, to the extent that other shareholders do not exercise their basic subscription rights in full. The quantity of Common Shares authorized to be issued in this rights offering is limited and if there is not a sufficient number of Common Shares to fully satisfy the over-subscription right requests, the available Common Shares will be allocated proportionately in whole numbers to rights holders who exercised their over-subscription right by calculating the number of rights a subscriber properly exercised using its basic subscription rights, relative to the number of rights properly exercised using the basic subscription rights by all subscribers who have over-subscribed.
The subscription rights are not transferable, except by operation of law, and will not be tradable on any trading market.
Your subscription rights may only be exercised for whole numbers of Common Shares; no fractional Common Shares will be issued in the rights offering. See below “No Fractional Shares.”
The subscription rights will be evidenced by subscription rights certificates that will be sent to shareholders as of the record date.
You may be subject to certain regulatory requirements if, as a result of the exercise of your subscription rights, you reach certain holding thresholds of beneficial ownership of our Common Shares. For example, if the exercise of your subscription rights results in you beneficially owning more than 5% of our Common Shares, you may be required to file a Schedule 13D or Schedule 13G with the SEC.
Common Shares Issuable and Issuable Shares Unsubscribed
As of the record date, APWC had 20,616,227 issued and outstanding Common Shares and 29,372,673 unissued Common Shares. In this rights offering, one Common Share is issuable for each non-transferable subscription right distributed and exercised. The number of shares that may be issued pursuant to the terms of this rights offering is limited to 20,616,227 Common Shares. The number of Common Shares to be issued will be determinable only after final review of the subscription rights, both basic and over-subscription, that were properly exercised with payment delivered prior to the expiration of the rights offering. After the expiration date, should shares issuable under the rights offering remain unsubscribed, after subscription right holders have exercised their basic and over-subscription rights, we may offer any unsubscribed shares directly to persons other than subscription right holders, to or through agents, underwriters, or dealers or through a combination of such methods.
Expiration of the Rights Offering and Extensions
The subscription period, during which you may exercise your subscription rights, commences on December 18, 2025 at 9:00 a.m. Eastern Time, and expires at 5:00 p.m., Eastern Time, on January 23, 2026, which we refer to as the expiration date. We reserve the right to extend the expiration date one or more times without notice to you, but in no event will we extend the rights offering beyond February 23, 2026. If you do not properly exercise your subscription rights at or before the expiration date, your subscription rights will expire and will no longer be exercisable. We will not be required to issue Common Shares to you if the subscription agent receives your subscription rights certificate or your investment amount payment (in good, cleared funds) after that time, regardless of when the subscription rights certificate and investment amount payment were sent.
If you are a beneficial owner of our Common Shares and/or hold them through a broker, dealer, bank or other nominee (including a member of DTC), rather than in your own name, and you wish to exercise your subscription rights, you should contact your nominee to exercise your subscription rights sufficiently in advance of the expiration of the subscription period in order to ensure timely delivery of a subscription rights certificate reflecting your exercise. Your nominee will instruct you as to exercising your basic and over-subscription rights and as to the proper time and form of payment of your subscription investment. See “Methods for Exercising Rights” for the deadlines and other details regarding exercising subscription rights.
Any rights not exercised at or before the expiration date will have no value and expire without any payment to the holders of those unexercised rights. We will not be obligated to honor your exercise of subscription rights if we or the subscription agent receives the documents or payment relating to your exercise after the rights offering expires, regardless of when you transmitted the documents or payment.
After the expiration of the rights offering, we will issue a press release announcing the results of the offering.
As noted above, we may extend the expiration of the rights offering for a period not to exceed 30 days by giving written notice to the subscription agent before the expiration of the rights offering, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend the offering if we decide to allow investors more time to exercise their subscription rights.
Revocation, Termination and Amendment of the Rights Offering
No Revocation
Once you send in your subscription rights certificate and payment, you cannot revoke the exercise of either your basic or over-subscription rights, even if we extend the expiration date of the rights offering. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Common Shares in the rights offering.
Termination; Cancellation
We may cancel or terminate the rights offering in our sole discretion at any time prior to or on the expiration date, for any reason, including, without limitation, a change in the market price of our Common Shares. If the offering is terminated, all rights will expire and we will promptly arrange for the refund, without interest or deduction, of any funds received from holders of subscription rights. Any cancellation or termination of the rights offering will be followed as promptly as practicable by an announcement.
Amendments
Our Board reserves the right to amend the terms of the rights offering, including, but not limited to, the extension of the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder, and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

Basic Subscription Rights and Over-Subscription Rights
Each subscription right consists of a basic subscription right and an over-subscription right.
Basic Subscription Right
You will receive one subscription right for each Common Share you owned at 5:00 p.m. Eastern Time on the record date, which subscription right entitles the holder to purchase a Common Share at the subscription price of $1.66 per Common Share. We refer to this right as the basic subscription right. The basic subscription right entitles the holder to purchase whole shares only and there is no right to purchase fractional shares. You are not required to exercise all of your basic subscription rights unless you wish to purchase additional shares by exercising the over-subscription right discussed below. We will issue to the holders of record, who validly exercise their rights under the basic subscription right and make full payment of the investment amount for such exercised basic subscription rights, the Common Shares purchased with their basic subscription right, in book entry or uncertificated form, or if you hold your Common Shares in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with such Common Shares, in each case promptly following the expiration of the rights offering and after all allocations and adjustments have been completed with respect to the over-subscription shares.
Over-Subscription Right: Exercise and Allocation
In addition to your basic subscription right, you may also elect to subscribe for additional Common Shares that remain unsubscribed as a result of other shareholders either not exercising, or partially exercising, their basic subscription right. We refer to this right as the over-subscription right.
In order to properly exercise your over-subscription right, you must:
•exercise your basic subscription right in full;
•indicate on either your subscription rights certificate or broker provided beneficial holder election form, that you submit with respect to the exercise of the subscription rights issued to you, the additional total investment amount that you are willing to invest pursuant to your over-subscription right; and
•concurrently deliver the additional total investment payment related to your over-subscription right at the time you make payment for your basic subscription right, in accordance with the procedures described in this prospectus.
We will allocate the available unsubscribed Common Shares proportionately by calculating the number of subscription rights you properly exercised using your basic subscription rights relative to the number of basic subscription rights properly exercised by all subscribers who exercised over-subscription rights. We will seek to honor your over-subscription in full, subject to the limitations set forth herein. The exercise of your over-subscription right may be limited, however, if there are insufficient unsubscribed shares available, so you may receive fewer shares than you could otherwise purchase pursuant to your over-subscription right. If this allocation results in you being allocated a greater number of shares than your additional total investment payment can acquire at the subscription price, then you will be allocated only that whole number of shares for which your additional total investment payment can acquire at the subscription price, and the remaining shares will be allocated among all other holders exercising the over-subscription right on the same basis. This allocation process will be repeated until all shares subscribed for have been allocated. Fractional shares resulting from the exercise of the over-subscription rights will be eliminated by rounding down to the nearest whole share.
We will issue to the holders of record, who validly exercise their over-subscription rights and make full payment of the additional total investment amount for such exercised over-subscription rights, the Common Shares purchased with their over-subscription right, in book entry or uncertificated form, or if you hold your Common Shares in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with such Common Shares, in each case promptly following the expiration of the rights offering and after all allocations and adjustments have been completed with respect to the over-subscription shares.

Brokers, dealers, banks and other nominee holders of rights, including DTC members, will be required to certify to the subscription agent before any over-subscription rights may be exercised with respect to any particular beneficial owner as to (1) the number of subscription rights exercised pursuant to its basic subscription rights; and (2) the total additional investment amount subscribed for pursuant to the over-subscription rights of such beneficial owner.
Full Exercise of Basic Subscription Right
You may exercise your over-subscription right only if you exercise your basic subscription rights in full. To determine if you have fully exercised your basic subscription rights, we will consider only the basic subscription rights held by you in the same capacity. For example, suppose that you were granted subscription rights for Common Shares that you own individually and Common Shares that you own collectively with your spouse. If you wish to exercise your over-subscription right with respect to the subscription rights you own individually, but not with respect to the rights you own collectively with your spouse, you only need to fully exercise your basic subscription rights with respect to your individually owned subscription rights. You do not have to subscribe for any shares under the basic subscription rights owned collectively with your spouse to exercise your individual over-subscription rights.
When you complete the portion of your subscription rights certificate or nominee provided election form to exercise your over-subscription rights, you will be representing and certifying that you have fully exercised your basic subscription rights as to Common Shares that you hold in that capacity. You must exercise your over-subscription rights at the same time you fully exercise your basic subscription rights. In exercising the over-subscription rights, you must pay the full additional total investment amount that you specify in your required documents for the over-subscription rights.
Return of Excess Payment
If you exercised your over-subscription right and receive fewer shares than your specified investment amount would otherwise purchase at the subscription price due to the allocation formula, the prohibition against issuing fractional shares and/or the subscription in full of all basic subscription rights, your excess payment for shares that were not allocated to you will be returned to you, without interest or deduction, promptly after the expiration of the rights offering.
No Fractional Shares
Subscription rights may only be exercised for whole numbers of Common Shares and no fractional Common Shares will be issued in the rights offering. Any fractional Common Shares created by the exercise of the rights will be rounded down to the nearest whole share. With respect to Common Shares registered on our shareholder register maintained by our transfer agent, including those held in the name of DTC, such rounding will be made with respect to each record and beneficial shareholder. Any excess subscription investment amounts will be returned to you, without interest or deduction, promptly after completion of the rights offering. Accordingly, if you are entitled to receive a fraction of a Common Share in the rights offering, we will round down to the nearest whole number.
Methods for Exercising Rights
Rights are evidenced by subscription rights certificates that will be sent to record date shareholders registered on our shareholder register maintained at Computershare Trust Company, N.A. or, if a record date shareholder’s Common Shares are held by a depository or nominee on his, her or its behalf, to such depository or nominee.
Rights of record date shareholders registered on our shareholder register maintained at the subscription agent may be exercised by mailing in the envelope provided, or otherwise delivering, the following to the subscription agent:
•your properly completed and executed subscription rights certificate that accompanies this prospectus, with any required signature guarantees or other supplemental documentation; and
•your full payment of the aggregate investment amount for all subscription rights being exercised by you, including your basic subscription rights and your over-subscription rights, if applicable.

•Completed subscription rights certificates and the related investment payments must be received by the subscription agent at or before 5:00 p.m., Eastern Time on the expiration date, at the offices of the subscription agent at the address set forth in “Method of Payment” below.
Shareholders whose Common Shares are held as of the record date by a nominee, such as a broker, dealer, bank or other nominee, rather than in their own name, must contact that nominee to exercise their rights sufficiently in advance of the expiration date of the rights offering in order to ensure timely delivery of payment and a subscription rights certificate reflecting their exercise. In that case, the nominee will complete the subscription rights certificate on behalf of the record date shareholder and arrange for proper payment by one of the methods set forth under “Payment of Investment Amount” below.
If you are a beneficial owner of our Common Shares, whose shares are registered in the name of a broker, bank, or other nominee, you should instruct your broker, bank, or other nominee to exercise your subscription rights and deliver all documents and payment on your behalf at or before 5:00 p.m., Eastern Time, on the expiration date.
Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian, or nominee, as the case may be, all of the required documents and your full investment amount payment at or before 5:00 p.m., Eastern Time, on the expiration date.
Method of Payment
Computershare Trust Company, N.A. will act as the subscription agent in connection with the rights offering with respect to holders of our Common Shares for the benefit of brokers, dealers, banks and other nominees. Completed subscription rights certificates of such holders must be sent together with full payment of the total investment amount for all subscription rights exercised by such holders (including for basic subscription rights and, if applicable, for over-subscription rights) to the subscription agent by one of the methods described below:

By Registered Certified or Express Mail Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
The subscription agent will accept payment only by wire transfer of immediately available funds or personal check drawn upon a United States bank payable to the subscription agent. Payments by certified bank check, cashier’s check or money order will not be accepted.
Do not send subscription rights certificates or payments directly to us. Delivery to an address other than one of the Computershare Trust Company, N.A. addresses listed above will not constitute valid delivery and, accordingly, may be rejected by us.
If you use the United States Postal Service (USPS) mail, we recommend that you use insured, registered mail, return receipt requested. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents. We will accept only properly completed and duly executed subscription rights certificates actually received at the address listed above, at or prior to 5:00 p.m., Eastern Time, on the expiration date.
If you are a beneficial owner of our Common Shares and/or hold them through a broker, dealer, bank or other nominee (including a participant of DTC), rather than in your own name and you wish to exercise your subscription rights, you should contact your nominee to exercise your subscription rights sufficiently in advance of the expiration date of the rights offering in order to ensure timely delivery of a subscription rights certificate reflecting your exercise. Your nominee will instruct you as to the proper time and form of payment of the subscription price.

Receipt of Payment
Your payment will be considered received by the subscription agent only upon:
•any personal check clears; or
•the subscription agent receives a wire transfer of immediately available funds.
Payments by certified bank check, cashier’s check or money order will not be accepted.
The subscription agent will hold your investment payment for your exercised subscription rights in a segregated account with other payments received from holders of rights until we issue to you your Common Shares, or return your overpayment, if any.
The method of delivery of subscription rights certificates and payment of the total investment amount to the subscription agent will be at the election and risk of the participating rights holders, but if sent by USPS mail it is recommended that such certificates and payments be sent by insured, registered mail, return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., Eastern Time, on the expiration date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of wire transfer. Payments by certified bank check, cashier’s check or money order will not be accepted.
Whichever of the methods described above is used, issuance of the Common Shares is subject to collection of checks, receipt of wire transfers and confirmation of actual payment.
Underpayment and Allocation
If a participating rights holder who subscribes for shares as part of the basic subscription right or the over-subscription right does not make payment of any or all amounts due by the expiration date, the subscription agent reserves the right to take any or all of the following actions: (i) reallocate the Common Shares to other participating rights holders in accordance with the over-subscription right; (ii) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of Common Shares which could be acquired by such participating rights holder upon exercise of the basic subscription right and any over-subscription right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for Common Shares.
Calculation of Rights Exercised
If you do not indicate the number of rights being exercised, or if you do not make full payment of the total investment amount for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription right with respect to the maximum number of basic subscription rights that may be exercised with the aggregate investment amount payment you delivered to the subscription agent. Unless you have specified that you desire to exercise your over-subscription rights, any payment in excess of that required to exercise your basic subscription rights will be refunded. If you do specify your desire to exercise your over-subscription rights, any payment in excess of that required to exercise your basic subscription rights will be applied toward your over-subscription rights. If we do not apply your full subscription price payment to your purchase of our Common Shares, we or the subscription agent will return the excess amount to you, without interest or deduction, after all allocations and adjustments have been completed promptly after the expiration of the rights offering.
Notice to Brokers and Nominees
If you are a broker, a trustee, or a depositary for securities, who holds our Common Shares for the account of others on the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the subscription agent with the proper payment. If you hold our Common Shares for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our Common Shares on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that was provided to you with the rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.
Beneficial Owners
If you are a beneficial owner of our Common Shares or will receive your subscription rights through a broker, bank, or other nominee, we will ask your broker, bank, or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, bank, or other nominee act for you. If you hold certificates of our Common Shares directly and would prefer to have your broker, bank, or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, bank, or other nominee the form entitled “Beneficial Holder Election Form.” You should receive this form from your broker, bank, or other nominee with the other rights offering materials. If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you. You should contact your broker, bank, or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, bank, or nominee or if you receive it without sufficient time to respond.
Instructions for Completing Your Subscription Rights Certificate
You should read and follow the instructions accompanying the subscription rights certificate carefully.
You are responsible for the method of delivery of your subscription rights certificates with your total investment amount payment to the subscription agent. If you send your subscription rights certificate and investment amount payment by USPS mail, we recommend that you send them by insured, registered mail, return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires. You must pay, or arrange for payment, by means of a personal check of immediately available funds, or by wire transfer. Any other form of payment will not be accepted.
Material U.S. Federal Income Tax Consequences to U.S. Persons
It is intended that the receipt and exercise of the subscription rights distributed in this rights offering should be nontaxable to U.S. Holders of Common Shares. You should consult your tax advisor as to the particular consequences to you of the rights offering. For a detailed discussion, see the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations.”
Questions about Exercising Rights
If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or the “Instructions as to Use of Subscription Rights Certificate” you should contact the information agent at the telephone number set forth under “Subscription Agent and Information Agent” below.
Subscription Agent and Information Agent
We have appointed Computershare Trust Company, N.A. to act as subscription agent and Georgeson LLC to act as information agent for the rights offering. You should direct any questions, or requests for assistance concerning the method of subscribing for the Common Shares, or for additional copies of this prospectus to the subscription agent.
If you have any questions or need further information about the rights offering, please contact our information agent, Georgeson LLC, at 1-888-615-6603 or asiapacificoffer@georgeson.com.

Expenses
We will pay all fees charged by the subscription agent and the information agent. You are responsible for paying any commissions, fees, taxes, or other expenses incurred in connection with the exercise of the subscription rights. Neither we nor the subscription agent will pay such expenses.
No Revocation or Change
All exercises of subscription rights are irrevocable, subject to applicable law, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase the Common Shares at the investment amount. Subscription rights that are not exercised at or before the expiration date of the rights offering will expire and will have no value.
Procedures for DTC Participants
We expect that the exercise of your basic subscription right and your over-subscription right may be made through the facilities of DTC. If your subscription rights are held of record through DTC or you are a shareholder holding your shares in “street name” with DTC participants, you may exercise your basic subscription right and your over-subscription right by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and payment for the total investment amount that you subscribed for in respect of your basic subscription rights and, if applicable, your over-subscription rights.
Foreign Shareholders
Subscription rights certificates will not be mailed to foreign holders whose addresses are outside the United States: for purposes of this section, the United States includes the District of Columbia and the territories and possessions of the United States. The rights of foreign holders will be held by the subscription agent for their accounts until instructions are received to exercise the subscription rights. Any questions related to such instructions or the method for foreign holders to exercise their subscription rights should be directed to the information agent. We will determine whether the rights offering may be made to any such record date foreign holder. We are not making an offer to sell our Common Shares pursuant to our subscription rights in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. If instructions have not been received by 5:00 p.m., Eastern Time, on January 16, 2026, five (5) business days prior to the expiration date (or, if the subscription period is extended, on or before the fifth business day prior to the extended expiration date), the subscription rights will not be exercisable by such foreign holders, and any proceeds received from such foreign holders related to such subscription rights will be refunded to such foreign holders, without interest or deduction.
Securities may be offered or sold in Bermuda, APWC’s jurisdiction of formation, only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our Common Shares, are listed on an appointed stock exchange such as Nasdaq, general permission is given for the issue and subsequent transfer of any securities of such company, from and/or to a non-resident of Bermuda, for as long as any equity securities of the applicable company remain so listed. We have been advised that this prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981, as amended. Such provisions state that Part III does not apply to any exempted company. Accordingly, no separate approval is required under Bermuda law for the offer or issuance of our Common Shares to non-residents of Bermuda pursuant to this offering.
The offer of our Common Shares pursuant to our subscription rights have not and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan (“FSC”) pursuant to relevant securities laws and regulations, and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the FSC. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of our securities in Taiwan. We are not making any offering of our Common Shares in Taiwan pursuant to our subscription rights, other than Common Shares being offered to PEWC, our parent company, and its applicable subsidiaries, which will be offered to PEWC and its applicable subsidiaries pursuant to an exemption from registration and filing with, and approval of, the FSC under relevant securities laws and regulations of Taiwan.
Escrow Arrangements; Return of Funds
The subscription agent will deposit and hold all funds received on or prior to the expiration date in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn, terminated and canceled by us. If the rights offering is withdrawn, terminated or canceled for any reason, all investment amount payments received by the subscription agent will be promptly returned, without interest or deduction. Upon completion of the rights offering, the subscription agent will hold all funds until we issue your Common Shares and after all pro rata allocations and adjustments have been completed and upon payment of the subscription price for such shares. Thereafter, excess funds held by the subscription agent on your behalf will be returned to you promptly without interest or deduction.
No Board Recommendation
An investment in our Common Shares must be made according to each investor’s evaluation of his or her own best interests and after considering all of the information herein, including the risks set forth in the section of this prospectus entitled “Risk Factors.” Neither we, nor our Board, nor our management are making any recommendation to our holders regarding whether they should exercise their subscription rights.
Subscription Intentions of Our Controlling Shareholder
PEWC, which beneficially owned approximately 80.96% of our issued and outstanding Common Shares as of December 11, 2025, informed us that it intends to participate in the rights offering by means of a cash investment of at least approximately $27.7 million. If PEWC elects to make that entire investment, it would fully exercise its basic subscription rights, but not exercise any over-subscription rights. However, PEWC's stated intention is non-binding and there is no guarantee or commitment that PEWC will ultimately decide to exercise any or all of its basic subscription rights, or not to exercise any or all of its over-subscription rights.
Interests of Our Executive Officers and Directors
Our executive officers and directors may participate in the rights offering at the same subscription price as all other shareholders, but none of our executive officers and directors are obligated to so participate.
Common Shares Outstanding Immediately after the Rights Offering
As of December 11, 2025, we had 20,616,227 Common Shares outstanding. The number of outstanding Common Shares immediately after the rights offering will depend on the level of participation in the rights offering and the number of basic subscription and over-subscription rights that are exercised. The number of Common Shares issuable in the right offering is limited to 20,616,227 and the maximum number of Common Shares outstanding immediately after the completion of the rights offering would be 41,232,454.
Dilutive Effects of the Rights Offering
If a shareholder does not exercise any rights in the rights offering, the number of our Common Shares that such shareholder will own will not change. However, because a potentially significant number of Common Shares will be issuable in the rights offering depending on the level of participation, if a shareholder does not exercise its rights under the basic subscription right in full, its percentage ownership may be materially diluted as a result of the rights offering.

Determinations Regarding the Exercise of Your Subscription Rights
We will decide, in our sole discretion, all questions concerning the timeliness, validity, form, and eligibility of the exercise of your subscription rights. Any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.
Neither APWC, nor the subscription agent, nor the information agent are under any duty to notify you of any defect or irregularity in connection with your submission of rights certificates, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if we determine that your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of our Common Shares to you could be deemed unlawful under applicable law.
Issuance of Common Shares
The Common Shares that are purchased in the rights offering will be issued in book-entry, or uncertificated, form, meaning that you will receive an account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your Common Shares in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Common Shares you purchased in the rights offering.
If You Have Questions
If you have any questions or need further information about the rights offering, or for additional copies of this prospectus or subscription rights certificates, please contact Georgeson LLC, our information agent, at 1-888-615-6603 or asiapacificoffer@georgeson.com.

DESCRIPTION OF SECURITIES
The following is a summary description of the Common Shares which can be purchased with the subscription rights being offered hereby. The descriptions of our Common Shares, Memorandum of Association and Bye-Laws are only summaries, and we encourage you to review complete copies of these documents, which are part of the 2024 Annual Report incorporated by reference into this prospectus. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” elsewhere in this prospectus.
General
APWC’s authorized capital consists of one class of Common Shares. Under APWC’s Bye-Laws, our Board has the power to issue any authorized and unissued shares on such terms and conditions as it may determine. Any shares or class of shares may be issued with such preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividends, voting, return of capital or otherwise, as APWC may from time to time by resolution of the shareholders prescribe, or in the absence of such shareholder direction, as the Board may determine. This provision in the Bye-Laws could be used to prevent a takeover attempt, or to make a takeover attempt prohibitively expensive, and thereby preclude shareholders from realizing a potential premium over the market value of their shares.
Our authorized capital is $0.5 million consisting of 50,000,000 Common Shares, par value $0.01 per share. As of December 11, 2025, there were 20,627,327 Common Shares issued, with 20,616,227 Common Shares issued and outstanding and 11,100 Common Shares held in Treasury. The Company does not have any classes of capital stock other than its Common Shares.
The Common Shares currently trade on the Nasdaq Capital Market tier under the symbol “APWC”. The Common Shares are not listed on any other exchanges or otherwise publicly traded within or outside the United States. We have filed with the SEC our Form F-1 Registration Statement under the Securities Act, which registers the distribution of the securities offered under this prospectus.
Shareholder Rights
Holders of the Common Shares have no preemptive, redemption, conversion or sinking fund rights. Holders of the Common Shares are entitled to one vote per share on all matters submitted to a poll vote of holders of Common Shares and do not have any cumulative voting rights. In the event of APWC’s liquidation, dissolution or winding-up and subject to any alternative resolution that may be pursued by APWC’s shareholders, the holders of Common Shares are entitled to share ratably in APWC’s assets, if any, remaining after the payment of all of APWC’s debts and liabilities.
APWC’s issued Common Shares are fully paid and non-assessable. APWC’s Bye-Laws generally do not provide the holders of its Common Shares preemptive rights in relation to any issues of Common Shares by APWC or any transfer of APWC’s shares.
Additional authorized but unissued Common Shares, and issued shares held in treasury, may be issued or conveyed by our Board without the approval of the shareholders. The shares held in treasury are not outstanding and not currently eligible to vote.
The holders of Common Shares will receive such dividends, if any, as may be declared by our Board out of funds legally available for such purposes. APWC may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that:
•APWC is, or after the payment would be, unable to pay its liabilities as they become due; or
•the realizable value of APWC’s assets after such payment or distribution would be less than the aggregate amount of its liabilities.
The following is a summary of certain applicable provisions of Bermuda law and APWC’s organizational documents, including APWC’s Memorandum of Association and Bye-Laws. We refer you to APWC’s

Memorandum of Association and Bye-Laws, copies of which have been filed with the SEC. You are urged to read these documents in their entirety for a complete understanding of the terms thereof.
Voting Rights
Generally, under Bermuda law and APWC’s Bye-Laws, questions brought before a general meeting are decided by a simple majority vote of shareholders present or represented by proxy, with no provision for cumulative voting. Matters will be decided by votes cast by way of voting cards, proxy cards or a show of hands unless a poll is demanded.
If a poll is demanded, each shareholder who is entitled to vote and who is present in person or by proxy has one vote for each Common Share entitled to vote on such question. A poll may only be demanded under the Bye-Laws by:
•the chairman of the meeting;
•at least three shareholders present in person or represented by proxy;
•any shareholder or shareholders present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; or
•a shareholder or shareholders present in person or represented by proxy holding Common Shares conferring the right to vote on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such Common Shares conferring such right.
Unless our Board otherwise determines, no shareholder shall be entitled to vote at any general meeting unless all calls or other sums presently payable by that shareholder in respect of all APWC issued shares held by such shareholder have been paid.
Dividend Rights
Under Bermuda law, a company may declare and pay dividends unless there are reasonable grounds for believing that the Company is, or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of the Company’s assets would thereby be less than its liabilities.
Under APWC’s Bye-Laws, our Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the shareholders according to their rights and interests. With the sanction of a shareholders resolution, our Board may determine that any dividend may be paid by distribution of specific assets, including paid-up shares or debentures of any other company. Our Board may also pay any fixed cash dividend which is payable on any of the Common Shares half-yearly or on other dates, whenever APWC’s position, in the opinion of our Board, justifies such payment.
Dividends, if any, on the Common Shares will be at the discretion of our Board, and will depend on our future operations and earnings, capital requirements, surplus and general financial condition as our Board may deem relevant. See the above section “Dividend Policy” for more information on APWC’s dividend policy.
Transfer of Common Shares
Subject to the disclosure below, a shareholder may transfer title to all or any of his shares by completing an instrument of transfer in the usual common form or in such other form as our Board may approve. The form of transfer is required to be signed by or on behalf of the transferor and also the transferee where any share is not fully paid. The transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members of APWC.

Our Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully paid share. Our Board may also refuse to register an instrument of transfer of a share unless:
•the instrument of transfer is duly stamped, if required by law, and lodged with APWC;
•the instrument is accompanied by the relevant share certificate for the shares to which it relates, and such other evidence as our Board shall reasonably require to show the right of the transferor to make the transfer;
•the instrument of transfer is in respect of only one class of shares;
•where applicable, the permission of the BMA with respect thereto has been obtained; and
•subject to the Companies Act, the Bye-Laws and any directions of our Board from time to time in force, the secretary of APWC may exercise the powers and discretions of our Board with respect to: (i) the transfer of shares by a shareholder by way of an instrument of transfer in the usual common form and (ii) sending to a transferee notice of refusal to register a transfer of shares where our Board declines to register such transfer, within three months after the date on which the instrument of transfer was lodged.
In accordance with the provisions of the Exchange Control Act 1972, as amended, and related regulations of Bermuda, the permission of the BMA is required for all issuances and transfers of shares (which includes the Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The BMA, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the Company (which include our Common Shares) are listed on an “Appointed Stock Exchange” (which includes Nasdaq). In granting the general permission the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed herein.
Accordingly, the Common Shares benefit from a general permission for free transferability for all transfers between persons who are not resident in Bermuda for exchange control purposes, for as long as such Common Shares remain listed on an appointed stock exchange. In the event that the Common Shares are delisted from Nasdaq, it will be necessary to obtain the prior permission of the BMA to transfer such Common Shares to any transferee, subject to any applicable general permissions issued by the BMA.
Variation of Rights
We may issue more than one class of shares and more than one series of shares in each class. The rights attached to any class of shares may be altered or abrogated either:
•with the consent in writing of the holders of more than fifty percent of the issued shares of that class; or
•pursuant to a resolution of the holders of such shares.
The Bye-Laws provide that the necessary quorum shall be two or more shareholders present in person or by proxy holding a majority of shares of the relevant class in issue and entitled to vote. The Bye-Laws specify that the creation or issuance of shares ranking pari passu with existing shares will not, subject to any statement to the contrary in the terms of issuance of those shares or rights attached to those shares, vary the special rights attached to existing shares.
Meetings of Shareholders
Under Bermuda law, a company, unless it elects to dispense with the holding of annual general meetings, is required to convene at least one general meeting per calendar year. The directors of a company, notwithstanding anything in such company’s bye-laws, shall, on the requisition of the shareholders holding at the date of the deposit of the requisition not less than one-tenth of the paid-up capital of the company carrying the right of vote, duly convene a special general meeting. Our Bye-Laws provide that our Board may, whenever it thinks fit, convene a special general meeting.
Bermuda law requires that shareholders be given at least five days’ notice of a company's meeting, other than an adjourned meeting. Our Bye-Laws extend this period to provide that not less than 20 days’ written notice of a general meeting must be given to those shareholders entitled to receive such notice. The accidental omission to give notice to or non-receipt of a notice of a meeting by any person does not invalidate the proceedings of a meeting.
Our Bye-Laws state that no business can be transacted at a general meeting unless a quorum of at least two shareholders representing a majority of the issued shares of the Company are present in person or by proxy and entitled to vote.
Additional details of the shareholder rights is available for review in our 2024 Annual Report, Exhibit 2.1 “Description of the Rights of Holders of Common Shares", and also included as Exhibit 2.1 hereto.

MATERIAL TAX CONSIDERATIONS
Material U.S. Federal Income Tax Considerations
The following is a summary of the material U.S. federal income tax consequences of the receipt of subscription rights in our rights offering and the exercise, expiration or disposition of those subscription rights as applied to holders of our Common Shares, but does not purport to be a comprehensive discussion of all tax considerations that may be relevant to a particular investor. In addition, the discussion does not address the treatment of a non-U.S. holder or describe any tax consequences arising out of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).
This discussion applies only to U.S. Holders that hold our existing Common Shares and will hold the subscription rights and Common Shares acquired upon exercise as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income.
This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding subscription rights or our common share as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired subscription rights or our Common Shares in connection with employment or other performance of services, holders that have a functional currency other than the U.S. dollar, persons who are deemed to own 10% or more of our voting shares, U.S. expatriates, and certain former citizens or residents of the United States.
If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the beneficial owner of subscription rights or Common Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding subscription rights or Common Shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the receipt, exercise and disposition of the subscription rights and of owning and disposing of Common Shares.
The discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the U.S. Department of the Treasury regulations promulgated thereunder, and rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the U.S. Internal Revenue Service, (the “IRS”), regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions that are different from those discussed below concerning (i) the tax consequences of the receipt of subscription rights acquired through the rights offering by persons holding our Common Shares, (ii) the exercise (or expiration) of the subscription rights, or (iii) the acquisition, ownership and disposition of our Common Shares.
As used herein, a “U.S. Holder” means a beneficial owner of our Common Shares or subscription rights who, or that is, for U.S. federal income tax purposes any of the following: (1) an individual who is a citizen or resident of the United States; (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (a) the administration of which is subject to the primary supervision of a court within the U.S. and one or more U.S. persons, as defined in the Code or Treasury Regulations, are authorized or have the authority to control all substantial decisions of the trust or (b) that has validly elected to be treated as a U.S. person for federal income tax purposes.

HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES.
Tax Consequences to U.S. Holders
Receipt of Subscription Rights.
The receipt and exercise of subscription rights distributed in this rights offering is intended to be nontaxable to U.S. Holders. If, however, the receipt of subscription rights in this rights offering does not qualify as nontaxable, U.S. Holders would be treated as receiving a taxable distribution equal to the fair market value of the subscription rights on their distribution date. The distribution would be taxed as a dividend to the extent made out of our current or accumulated earnings and profits. Any excess would be treated first as a return of the U.S. Holder’s basis (investment) in such U.S. Holder’s Common Shares and then as a capital gain. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally would be reported to U.S. Holders as dividends.
The following summary assumes that U.S. Holders will qualify for such nontaxable treatment. However, there can be no assurance that the IRS will take a similar view or would agree with the tax consequences described below. We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the rights offering or the related share issuance.
Tax Basis in the Subscription Rights.
For U.S. federal income tax purposes, the tax basis a U.S. Holder would have in the subscription rights received would depend on the fair market value of the subscription rights received by such U.S. Holder and the fair market value of such U.S. Holder’s existing holdings of our Common Shares. If, on the rights offering date, the fair market value of subscription rights distributed to a U.S. Holder represents less than 15% of the fair market value of the U.S. Holder’s shares with respect to which such subscription rights were distributed, such U.S. Holder’s basis in such subscription rights generally will be zero unless the U.S. Holder elects to allocate tax basis between the U.S. Holder’s existing common stock and the subscription rights received in proportion to their relative fair market values on the distribution date. A U.S. Holder that chooses to allocate tax basis between such U.S. Holder’s existing Common Shares and such U.S. Holder’s subscription rights must make this election on a statement included with such U.S. Holder’s U.S. federal income tax return for the taxable year in which the subscription rights are received. Such an election is irrevocable. If the fair market value of the subscription rights distributed to a U.S. Holder represents 15% or more of the fair market value of the U.S. Holder’s Common Shares with respect to which such subscription rights were distributed, such U.S. Holder’s basis in its Common Shares with respect to which such subscription rights were distributed will be allocated between those Common Shares and the subscription rights in proportion to their relative fair market values on the subscription rights distribution date. The fair market value of the subscription rights on the distribution date is uncertain and we do not intend to obtain an appraisal of the fair market value of the subscription rights on that date. Therefore, U.S. Holders should consult their own tax advisors to determine the proper allocation of tax basis between the subscription rights and the shares with respect to which the subscription rights are received. In determining the fair market value of the subscription rights, U.S. Holders should consider all relevant facts and circumstances, including the distribution date, the length of the period during which the subscription rights may be exercised, the fact that the subscription rights may not be sold or transferred, and will not be listed for trading on any stock exchange or market.
A U.S. Holder’s holding period of the subscription rights received in the distribution will include the U.S. Holder’s holding period in the shares with respect to which the subscription rights are received.

Exercise of the Subscription Rights.
A U.S. Holder will generally not recognize gain or loss upon the exercise of subscription rights received in a rights offering. The tax basis of the Common Shares acquired by a U.S. Holder through exercise of the subscription rights will equal the sum of (1) the subscription price paid by the U.S. Holder for the shares and (2) the U.S. Holder’s adjusted tax basis, if any (as determined above), in the subscription rights. A U.S. Holder’s holding period for the Common Shares acquired through exercise of the subscription rights will begin on the date such subscription rights are exercised.
Sale or Other Taxable Disposition of the Subscription Rights.
Gain or loss realized on a sale or other taxable disposition of subscription rights by the U.S. Holder will generally be capital gain or loss and will be long-term capital gain or loss if the holding period for the subscription rights is more than one year. For these purposes, the holding period for the subscription rights will include the holding period of the Common Shares with respect to which the subscription rights were distributed. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis, if any, in the subscription rights disposed of and the U.S. Holder’s amount realized on the disposition. Such gain or loss will generally be U.S. source gain or loss for foreign tax credit purposes.
Expiration of the Subscription Rights.
If a U.S. Holder’s subscription rights received in a rights offering expire, a U.S. Holder generally should not recognize any gain or loss for U.S. federal income tax purposes. If a U.S. Holder has tax basis in the expired subscription rights, such tax basis should be reallocated to the tax basis of the common stock with respect to which the subscription rights were received. If the subscription rights expire after a U.S. Holder has disposed of the common stock with respect to which the subscription rights are received, then certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of the tax basis between our common stock previously sold and the subscription rights, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common stock previously sold and (3) the impact of such allocation on the tax basis of the common stock acquired upon exercise of the subscription right. U.S. Holders should consult its tax advisor regarding its ability to recognize a loss (if any) on the expiration of the subscription rights.
Taxation of Common Shares
Taxation of Distributions.
Subject to the discussion of the “passive foreign investment company” rules below, the gross amount of any distributions of cash or property with respect to the Common Shares generally will be treated as dividends for U.S. federal income tax purposes to the extent paid out of current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated first as a return of capital that is applied against and reduces the U.S. Holder’s adjusted tax basis in the Common Shares, but not below zero, and thereafter as capital gain realized on the sale or other disposition of the Common Shares. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends.
Any dividends that a U.S. Holder receives will be included in such U.S. Holder’s gross income as ordinary income on the day such U.S. Holder actually or constructively receives them. Such dividends will not be eligible for the dividends received deduction generally allowed to certain corporate U.S. Holders. Dividends paid by us generally will be non-U.S. source income for purposes of the U.S. “foreign tax credit” rules. The rules governing U.S. foreign tax credits are complex and involve the application of rules that depend on the particular circumstances of each U.S. Holder. Therefore, each U.S. Shareholder should consult his, her or its own tax advisor with respect to the availability of U.S. foreign tax credits to such U.S. Holder’s particular circumstances.
 Subject to certain limitations, including limitations based on taxable income and filing status, and minimum holding period requirements, dividends paid to non-corporate U.S. Holders, including individuals, may be eligible for a reduced rate of taxation if we are deemed to be a “qualified foreign corporation” for U.S. federal income tax purposes. A qualified foreign corporation includes a non-U.S. corporation if (1) its shares (including the Common Shares) are readily tradable on an established securities market in the United States or (2) it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. However, a corporation is not a qualified foreign corporation if it is a “passive foreign investment company” (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year. Our Common Shares are listed on the NASDAQ Capital Market, an established securities market. The United States does not have a comprehensive income tax treaty with Bermuda. Each U.S. Holder should consult his, her or its own tax advisor regarding the treatment of dividends and such holder’s eligibility for a reduced rate of taxation.
Sale or Other Taxable Disposition of the Common Shares.
Subject to the discussion of the “passive foreign investment company” rules below, a U.S. Holder generally will recognize gain or loss on the sale or exchange of Common Shares equal to the difference between the amount realized on the sale or exchange and the U.S. Holder’s adjusted tax basis in the Common Shares. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Common Shares were held for more than one year. Gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit limitation purposes. A U.S. Holder’s adjusted tax basis in its Common Shares generally is equal to its purchase price for such shares, adjusted according to U.S. federal income tax principles. Long-term capital gains recognized by non-corporate U.S. Holders generally will be subject to tax at reduced rates. The deductibility of capital losses is subject to limitations.
Passive Foreign Investment Company.
A non-U.S. corporation will be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes if either:
•75% or more of its gross income for the taxable year is passive income; or
•on a quarterly average for the taxable year by value (or, if it is not a publicly traded corporation and so elects, by adjusted basis) 50% or more of its assets produce or are held for the production of passive income.
For the purposes of this test, such non-U.S. corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock.
We have not determined whether we have previously been a PFIC for any year, or whether we are currently, or will be a PFIC in future years. Furthermore, because this determination is made on an annual basis, no assurance can be given that we will not be classified as a PFIC in future taxable years. If we are classified as a PFIC for U.S. federal income tax purposes, a U.S. Holder that does not make an election to treat us as a “qualified electing fund” and did not make a “mark-to-market” election, each as described below, will be subject to the following U.S. federal income tax consequences:
•“Excess distributions” we make to a U.S. Holder would be taxed in a special way. “Excess distributions” are amounts received by a U.S. Holder with respect to our Common Shares in any taxable year that exceed 125% of the average distributions received by the U.S. Holder from us in the shorter of either the three previous years or the U.S. Holder’s holding period for such Common Shares before the current taxable year. Excess distributions must be allocated ratably to each day that a U.S. Holder has held our Common Shares. A U.S. Holder must include amounts allocated to the current taxable year and to any non-PFIC years in his or her gross income as ordinary income for that year. A U.S. Holder must pay U.S. federal income tax on amounts allocated to each prior taxable PFIC year at the highest marginal tax rate in effect for that year on ordinary income and the tax is subject to an interest charge at the rate applicable to deficiencies for U.S. federal income tax.

•The entire amount of gain that is realized by a U.S. Holder upon the sale or other disposition of our Common Shares would also be considered an excess distribution and would be subject to U.S. federal income tax as described above.
•A U.S. Holder’s adjusted tax basis in shares that were acquired from a U.S. decedent would not receive a step-up to fair market value as of the date of the decedent’s death but instead would be equal to the decedent’s adjusted tax basis, if lower than such value.
The special PFIC rules do not apply to a U.S. Holder if the U.S. Holder makes an election to treat us as a “qualified electing fund” in the first taxable year in which the U.S. Holder owns our Common Shares and if we comply with certain reporting requirements. Instead, a shareholder of a qualified electing fund is required for each taxable year to include in income a pro rata share of the ordinary earnings of the qualified electing fund as ordinary income and a pro rata share of the net capital gain of the qualified electing fund as long-term capital gain, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. The election is made on a shareholder-by-shareholder basis and may be revoked only with the consent of the IRS. A U.S. Holder makes the election by attaching a completed IRS Form 8621, including the PFIC annual information statement, to a timely filed U.S. federal income tax return. Even if an election is not made, a U.S. Holder generally must file a completed IRS Form 8621 in each year that we are a PFIC. U.S. Holders should be aware that, for each taxable year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements of a PFIC, or that we will make available to U.S. Holders the information such U.S. Holders require to make a “qualified electing fund” election with respect to us.
A U.S. Holder who owns PFIC shares that are publicly traded could elect to mark the shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the PFIC shares and the U.S. Holder’s adjusted tax basis in the PFIC shares. If such a mark-to-market election were made, then the rules set forth above would not apply for periods covered by the election. Because the Common Shares are listed on the NASDAQ Capital Market, the Common Shares should be treated as publicly traded for purposes of the mark-to-market election and, therefore, such election should be able to be made if we are classified as a PFIC. A mark-to-market election is, however, subject to complex and specific rules and requirements, and U.S. Holders are strongly urged to consult their tax advisors concerning this election if we are classified as a PFIC.
U.S. Holders are urged to consult their tax advisors regarding the adverse tax consequences of owning our Common Shares if we are, or become, a PFIC, and the possibility of making certain elections designed to lessen those adverse consequences.
Medicare Tax on Net Investment Income.
A U.S. Holder that is an individual, estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. Holder’s “net investment income” (or, in the case of an estate or trust, the “undistributed net investment income”) for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals for tax year 2025 will be between $125,000 and $250,000, depending on filing status and individual circumstances). A U.S. Holder’s net investment income generally will include its interest income and its net gains from the disposition of our Common Shares, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Common Shares.
Information with Respect to Foreign Financial Assets.
Owners of “specified foreign financial assets”, categorized under the Code as a specified individual or specified domestic entity, with an aggregate value in excess of certain thresholds on the last day of the taxable year, or at any time during the taxable year may be required to file information reports, such as IRS Form 8938 Statement of Specified Foreign Financial Assets, with respect to such assets with their U.S. federal income tax returns. For specified individuals, unmarried and living in the U.S. the threshold was $50,000 on the last day of the tax year or more than $75,000 at any time during the tax year. Depending on individual circumstances, such as filing status and tax home location, higher threshold amounts may apply. “Specified foreign financial assets” include any financial accounts maintained by non-U.S. financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. Persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in non-U.S. entities. Our Common Shares may be treated as specified foreign financial assets and you may be subject to this information reporting regime. Failure to file information reports may subject you to penalties. You should consult your own tax advisor regarding your obligation to file information reports with respect to the Common Shares.
U.S. Information Reporting and Backup Withholding.
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to U.S. federal backup withholding, unless the U.S. Holder (i) is a corporation or other exempt recipient, or (ii) in the case of backup withholding, provides a taxpayer identification number on a properly completed IRS Form W-9 or otherwise certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax and any amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act.
The U.S. Foreign Account Tax Compliance Act (“FATCA”) imposes, under certain circumstances, a 30% U.S. federal withholding tax on certain payments to certain non-US entities that fail to comply with certain information reporting, account identification, withholding, certification and other FATCA-related requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. To avoid becoming subject to FATCA withholding, we may be required to report information to the Bermuda government or the IRS regarding our U.S. Holders and to withhold on a portion of payments under our Common Shares to certain U.S. Holders that fail to comply with the relevant information reporting requirements (or that hold our Common Shares directly or indirectly through certain non-compliant intermediaries). Each U.S. Holder should consult his, her or its own tax advisor regarding the application of FATCA to an investment in our Common Shares.
Certain Bermuda Tax Considerations
Bermuda historically imposed no taxes on profits, income, dividends, or capital gains, has no limit on the accumulation of profit, and has no requirement to distribute dividends.
On December 27, 2023, Bermuda enacted the Corporate Income Tax Act 2023 ("CIT Act") which introduced a new corporate income tax ("CIT") on Bermuda Constituent Entity Groups ("BCE Groups"), comprised of one or more Bermuda Constituent Entities ("BCEs") of an In Scope Multinational Enterprise Group ("MNE Group") for fiscal years beginning on or after January 1, 2025. Bermuda businesses that are not within the scope of the CIT Act will continue to not be subject to income tax in Bermuda. The CIT applies to MNE Groups with annual revenue of €750 million or more and imposes a 15% tax rate.
APWC received from the Minister of Finance, pursuant to section 2 of the Exempted Undertakings Tax Protection Act of 1966, a Tax Assurance certificate dated February 6, 2012 that grants APWC (the "Undertaking") assurance, effective until March 31, 2035, that "...in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any tax described herein shall not be applicable to such undertakings or to any of its operations or the shares, debentures or other obligations of the said undertakings." The assurance does not prevent the application of any such tax or duty to such persons as are ordinarily resident in

Bermuda; and any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to leased land. The CIT applies notwithstanding the existence of previously issued undertakings for Bermuda businesses that are subject to taxation under the CIT Act.
As an exempted company, APWC must pay to the Bermuda government an annual government fee calculated on a sliding-scale basis by reference to its assessable capital, that is, its authorized share capital plus any share premium. There is no stamp duty or other transfer tax payable upon the transfer of shares in APWC by shareholders.

EXPENSES RELATED TO THE OFFERING
We have agreed to pay all of the expenses incidental to the rights offering, including, without limitation, all registration and filing fees, and fees and expenses of our counsel, accountants, transfer agent, information agent and subscription agent. We estimate that the expenses for the rights offering will be approximately $350,000. The following table sets forth the various expenses expected to be incurred by us in connection with the rights offering. All amounts shown are estimates.

Itemized expenses	Amount
SEC registration fee	$5,240
Printing and engraving expenses	$2,800
Legal fees and expenses (U.S. and Bermuda)	$103,000
Accounting fees and expenses	$20,000
Subscription agent fees	$60,000
Information agent fees	$20,000
Miscellaneous	$138,960
Total	$350,000

PLAN OF DISTRIBUTION
We will distribute the subscription rights certificates and copies of this prospectus to holders of record of our Common Shares, as determined and established by the  December 11, 2025 record date for the rights offering. The distribution will commence following the effective date of our SEC filed Form F-1 registration statement, as amended, of which the preliminary prospectus formed a part, and promptly following the filing of this prospectus with the SEC.
We are offering the subscription rights and the Common Shares underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in this offering and no commissions, fees or discounts will be paid in connection with this offering. Those directors and officers of APWC and certain affiliates who may assist in the rights offering will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act. Computershare Trust Company, N.A. is acting as our subscription agent to effect the exercise of the subscription rights and the issuance of the underlying Common Shares, and Georgeson LLC is acting as the information agent for the rights offering. We will pay all customary fees and expenses of the subscription agent and information agent related to the rights offering and have also agreed to indemnify the subscription agent and information agent from liabilities that they may incur in connection with the rights offering. Therefore, while certain of our directors and officers may solicit responses from you, those directors and officers will not receive any commissions or compensation for those services.
Distribution of the rights certificates will vary, depending on whether the holder is registered on our shareholder register maintained at Computershare Trust Company, N.A., or a beneficial owner with the shares held in the name of a bank, broker, dealer, or other nominee. Please refer to the “The Rights Offering — Method for Exercising Rights” section above for additional information.
If you are a beneficial owner of our Common Shares and/or hold them through a broker, dealer, bank or other nominee (including a member of DTC) rather than in your own name, and you wish to exercise your subscription rights, you should contact your record holder nominee to coordinate obtaining your subscription right certificate sufficiently in advance of the expiration of the subscription period to ensure timely delivery of the subscription rights certificate and payment. Your record holder nominee will instruct you as to exercising your basic and over-subscription rights, the address and method to deliver required documentation and the proper time and form of payment of your subscription investment. Please refer to the “Methods for Exercising Rights” section above for the deadlines and other details regarding exercising subscription rights.
If you are the record holder, then you should send your subscription documents, rights certificate and investment amount payment to the address provided below. If sent by USPS mail, we recommend that you send documents and payments by insured, registered mail, return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to APWC.

By Registered Certified or Express Mail Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
If you have any questions regarding the rights offering, or questions regarding completing a rights certificate or submitting payment, please contact our information agent, Georgeson LLC, at 1-888-615-6603 or asiapacificoffer@georgeson.com.

LEGAL MATTERS
The validity of the Common Shares that are the subject of the rights offering has been passed upon by Appleby (Bermuda) Limited, APWC’s Bermuda legal counsel.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers, Taiwan is 27F, No. 333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei 11012, Taiwan.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information we file with or furnish to the SEC. This means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our Form 20-F Annual Report for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025 and which we refer to in this prospectus as our "2024 Annual Report". We also incorporate by reference the financial results for the second quarter of 2025 contained in our Form 6-K filed with the SEC on August 14, 2025, and the financial results for the third quarter of 2025 contained in our Form 6-K filed with the SEC on November 14, 2025.
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.
We will provide free of charge to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any or all information incorporated by reference into this prospectus but not delivered with the prospectus, upon written or oral request to us at the following address:
Asia Pacific Wire & Cable Corporation Limited
15/Fl. B, No. 77, Sec. 2
Dunhua South Road
Taipei, 106, Taiwan
Republic of China
Tel: +886-2-2712-2558
Attention: Ben Lee, CFO
E-mail: ben.lee@apwcc.com

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. In addition, we file with the SEC the annual and current reports required of a foreign private issuer.
You may also obtain the documents that we and other issuers file electronically, including annual, quarterly and current reports, proxy statements and other information, on the SEC’s website at www.sec.gov or on our website at www.apwcc.com. Information contained on our website is not incorporated by reference herein and does not constitute part of this prospectus.

ASIA PACIFIC WIRE & CABLE
CORPORATION LIMITED
Common Shares
Issuable Upon the Exercise of Subscription Rights
to Purchase 20,616,227 Common Shares

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of our Company have not changed since the date of this prospectus.